Exhibit 10.63

NAME OF TENANT:	DETERMINE, INC.

OFFICE BUILDING:	CARMEL CORPORATE CENTER, BUILDING FOUR
615 WEST CARMEL DRIVE, SUITE 100, CARMEL, INDIANA 46032

TABLE OF CONTENTS

Article	Page No.
Agreement of Lease; Use of Demised Premises	- 1 -
Preparation of Demised Premises for Occupancy	- 1 -
Term and Commencement Date	- 2 -
Base Rent	- 3 -
Rent Tax	- 4 -
Services and Utilities	- 4 -
Taxes and Operating Costs Escalation	- 5 -
Maintenance and Repairs	- 8 -
Alterations	- 9 -
Loss of or Damage to Tenant's Property	- 10 -
Personal Property Taxes	- 10 -
Workers' Compensation and Property Insurance; Mutual Waiver of Subrogation	- 10 -
Compliance with Laws and Insurance Policies	- 11 -
Hold Harmless	- 11 -
Liability Insurance	- 12 -
Rules and Regulations	- 12 -
Landlord's Access to Demised Premises	- 12 -
Assignment, Subletting, etc.	- 13 -
Involuntary Assignment	- 15 -
Default and Remedies	- 16 -
Landlord's Right to Cure Tenant's Default	- 18 -
No Waiver	- 19 -
Waiver of Trial by Jury	- 19 -
Attorney Fees	- 19 -
Quiet Enjoyment	- 19 -
Subordination	- 20 -
Damage by Fire or Other Casualty	- 20 -
Eminent Domain	- 21 -
Environmental Matters	- 22 -
Surrender of Premises; Holding Over	- 23 -
Notices	- 23 -
No Representations by Landlord	- 24 -
Recording	- 24 -
Real Estate Brokers	- 24 -
Name of Building or Project	- 24 -
Intentionally Deleted	- 24 -
Security Deposit	- 25 -
Miscellaneous	- 25 -
No Option to Lease	- 26 -
Addendum	- 26 -
Right of First Offer on Available Contiguous Space	- 26 -
Building Sign	- 29 -

This LEASE AGREEMENT is made and entered into as of the ________ day of __________, 2016, between ATAPCO CARMEL, INC., a Maryland corporation, having an office at One South Street, Suite 2800, Baltimore, Maryland 21202, hereinafter referred to as "Landlord," and DETERMINE, INC., a Delaware Corporation, having an office at 2121 South El Camino Real, 10th Floor, San Mateo, CA 94403, hereinafter referred to as "Tenant."

RECITALS:

A. Landlord is the owner of an office building with 35,641 rentable square feet hereinafter referred to as the "Building," the address of which is 615 West Carmel Drive, Carmel, Indiana 46032, and is currently known as Carmel Corporate Center, Building Four. The site on which the Building, its related improvements, and its accompanying parking are located is hereinafter referred to as the "Land." If the Building is part of a project, the project is hereinafter referred to as the "Project."

B. Tenant desires to lease a portion of the Building from Landlord.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, Landlord and Tenant agree as follows:

ARTICLE 1

Agreement of Lease; Use of Demised Premises

1.01     Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those certain premises in the Building identified or to be identified as Suite 100, hereinafter referred to as the "Demised Premises," the location of which is shown on the floor plan attached hereto as Exhibit "A" and by this reference made a part hereof, together with the nonexclusive right, in common with others, to the use of any common driveways, parking areas, entrance ways, lobbies, corridors, lavatories, elevators, ramps, stairs and similar access and service ways in and adjacent to the Building. During the term of this Lease Agreement, Landlord shall make available to Tenant, its officers, employees and invitees in common with the other tenants of the Building, free, unreserved, surface parking on the Land at a ratio of five (5) parking spaces per each one thousand (1,000) rentable square feet of space in the Building. The parties stipulate that the Demised Premises are deemed to contain eight thousand seven hundred ninety-five (8,795) rentable square feet (which includes a 15% common area factor), hereinafter referred to as the "Rentable Area of the Demised Premises." Landlord reserves from the Demised Premises space in the ceiling plenum, columns or other concealed areas for erecting, building, using and maintaining unexposed pipes, ducts, conduits, cables and wires leading to and from other parts of the Building.

1.02     The Demised Premises shall be used and occupied solely for general office use and ancillary uses related thereto and for no other purpose.

ARTICLE 2

Preparation of Demised Premises for Occupancy

2.01     Except as otherwise provided in the Work Letter (hereinafter defined), Landlord, at its cost, shall prepare or renovate the Demised Premises for Tenant's occupancy in accordance with the work letter attached hereto as Exhibit "B" ("Work Letter") and the space plan ("Space Plan") attached hereto as Exhibit "B-1," both of which are made a part hereof by this reference ("Landlord Work"). Except for Landlord's Work, latent defects and Landlord's repair and maintenance obligations under this Lease, Tenant shall accept the Demised Premises "As-Is," and the cost of any additional improvements or other alterations which Tenant may make (in accordance with Section 9.01 of this Lease Agreement) shall be borne solely by Tenant.

2.02     Landlord warrants to Tenant that the work performed by Landlord or Landlord's contractors pursuant to Section 2.01 hereof will be free from defects in materials and workmanship. Landlord's obligation under this warranty shall be limited to replacing or correcting any such defects which are discovered within one (1) year after the Commencement Date (hereinafter defined) of this Lease Agreement, provided Tenant gives Landlord written notice of such defect within said one (1) year period. This limited warranty does not apply to damages and defects resulting from abuse, intentional acts or improper maintenance, operation or use of the Demised Premises by Tenant, its officers, agents, contractors, employees or invitees. The foregoing warranty is in lieu of all other warranties, express, implied or statutory, including warranties of merchantability and fitness for purpose. In no case will Landlord be liable for special, indirect or consequential damages, including interruption of Tenant's business or use or occupancy of the Demised Premises, and there shall be no abatement of Rent (hereinafter defined) on account of any such defects in material or workmanship.

2.03     Landlord hereby permits Tenant to enter upon the Demised Premises prior to the Commencement Date for the purpose of moving or installing any of Tenant's furniture, equipment, fixtures, business machines or other personal property into or upon the Demised Premises, or for any other purposes approved by Landlord as long as such use does not interfere with Landlord's Work and during such earlier entry period, the provisions of Article 9 (Alterations), Article 10 (Loss of or Damage to Tenant's Property), Article 12 (Property Insurance; Mutual Waiver of Subrogation), Article 14 (Hold Harmless) and Article 15 (Liability Insurance) of this Lease Agreement shall apply and become effective as of the date of the first such entry by Tenant.

ARTICLE 3

Term and Commencement Date

3.01     The term of this Lease Agreement is fifty-one (51) months; provided, however, that if the Commencement Date (hereinafter defined) occurs on a date other than the first day of a calendar month, the term of this Lease Agreement shall be extended by that partial month from the Commencement Date to the first day of the following calendar month.

3.02     The commencement date of the term of this Lease Agreement, herein referred to as the "Commencement Date," shall be the date when Landlord shall deliver the Demised Premises to Tenant with the Landlord’s Work substantially complete. Provided that (i) the building permit to permit construction of the Landlord’s Work has been issued on or before April 1, 2016, and (ii) the Tenant requests materials, components or finishes that are all in stock or available in a commercially reasonable time frame given the targeted Commencement Date of June 1, 2016, then if Landlord is unable to deliver possession of the Demised Premises to Tenant by June 1, 2016 with Landlord’s Work substantially completed, unless the delay in delivering the Demised Premises is due to a Tenant Delay, Tenant shall receive a Rent abatement equal to one day for each day after June 1, 2016 until the Commencement Date occurs. If the permit is issued after April 1, 2016, then any Rent abatement shall be delayed on a day-to-day basis for every day after April 1, 2016 until the permit is issued. As an example, if the building permit is issued on April 6, 2016, and the Commencement Date is June 8, 2016, then Tenant would be entitled to two (2) days of Rent abatement. For purposes of this Section, Landlord shall be deemed to have substantially completed Landlord's Work if all Landlord’s Work has been completed except punch list items which will not materially interfere with Tenant's use of the Demised Premises, and a certificate of occupancy has been issued. Notwithstanding the foregoing, the Commencement Date shall not be deferred beyond the date on which Landlord would have been able to deliver possession of the Demised Premises to Tenant but for any Tenant Delay (hereinafter defined). Immediately after the Commencement Date has been determined, Landlord and Tenant shall execute a Lease Commencement Certificate to confirm the Commencement Date.

3.03     Tenant Delay, as used herein, shall mean any delay or delays in the Commencement Date as a result of any one or more of the following: (a) Tenant's failure to furnish, approve or authorize any item reasonably requested by Landlord or required herein; (b) Tenant's delay or failure in submitting to Landlord any information, authorization or approvals reasonably requested by Landlord or required herein; (c) except as expressly allowed herein, Tenant's changes in or additions to any document previously submitted and/or approved by Tenant including but not limited to space plans, work letters and plans and specifications, as applicable (notwithstanding Landlord's approval of such changes); (d) the performance or completion of any work in the Demised Premises by Tenant or any person, firm or entity employed by Tenant; (e) Tenant's request for materials, components, finishes or improvements other than Landlord's Building Standard Tenant Improvements or which are not available in a commercially reasonable time frame given the targeted Commencement Date set forth in Section 3.02 above as long as Landlord has provided notice of this prior to Tenant making the selection; (f) Tenant's failure to pay, when due, any amounts required to be paid by Tenant pursuant hereto; (g) Tenant's request for additional bidding or rebidding of the cost of all or a portion of the work to be done by Landlord; (h) changes or postponements in the work to be done by Landlord requested by Tenant; (i) any error in the Space Plan, Work Letter or plans and specifications, as applicable, to be utilized by Landlord caused by Tenant, or its employees or agents; and (j) any other act or omission of Tenant, its agents or employees which causes a delay as set forth herein. Landlord shall use commercially reasonable efforts to notify Tenant as soon as it determines that any Tenant Delay has occurred. Tenant shall pay all costs and expenses incurred by Landlord that directly result from any Tenant Delay including, without limitation, any costs and expenses directly attributable to increases in the cost of labor and materials, within thirty (30) days after receipt of an invoice for same. Any non-Building Standard Tenant Improvements shall be identified prior to approval of the final Construction Drawings. Landlord shall note on the Construction Drawing or change order the non-Building Standard Tenant Improvements which are included therein, if any.

ARTICLE 4

Base Rent

4.01     The base rent ("Base Rent") for the Demised Premises over the term hereof shall be five hundred eighty-two thousand one hundred nineteen and 16/100 Dollars ($582,119.16) plus any additional Rent which may be due based on any partial month extension of this Lease Agreement as set forth in Section 3.01 hereof. Said Base Rent shall be payable without demand in monthly installments ("Monthly Base Rent") in advance on the first day of each calendar month during the term of this Lease Agreement in accordance with the following schedule:

Lease Period	Annual Rent Per Sq. Ft.	Period Rent	Monthly Base Rent
First four (4) months	$16.00	$46,906.68	$11,726.67
Next three (3) months	$0.00	$0.00	$0.00
Next seven (7) months	$16.00	$82,086.69	$11,726.67
Next twelve (12) months	$16.35	$143,798.28	$11,983.19
Next twelve (12) months	$16.70	$146,876.52	$12,239.71
Next thirteen (13) months	$17.05	$162,450.99	$12,496.23

If the Commencement Date occurs on a day other than the first day of a calendar month, then the Monthly Base Rent for the partial month during which the Commencement Date occurs shall be the first Monthly Base Rent (other than any free rent) set forth in the foregoing rent schedule, prorated on the basis of the actual number of days in said month, and said rent schedule shall begin on the first day of the next calendar month. In the event that the term hereof expires or terminates on a day other than the last day of a calendar month, then the Monthly Base Rent for the month during which said expiration occurs shall be prorated on the basis of the actual number of days in said month. Notwithstanding the foregoing, the first installment of Monthly Base Rent payable hereunder shall be paid to Landlord at the time of execution of this Lease Agreement.

4.02     In addition to Monthly Base Rent, Tenant shall pay to Landlord, as additional rent, all other sums of money as shall become due from Tenant under this Lease Agreement (the "Additional Rent"). Said Base Rent, Monthly Base Rent and Additional Rent are herein sometimes referred to individually or collectively as the "Rent." Rent shall be payable, without any setoff or deduction whatsoever except as expressly provided for herein, in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, at Atapco Carmel, Inc. at One South Street, Suite 2800, Baltimore, Maryland, 21202; Attention: Accounting Department, or at such other address or by such other means as Landlord may from time to time hereafter designate in writing. If any installment of Monthly Base Rent or any additional Rent required to be paid by Tenant to Landlord hereunder is not paid within ten (10) days after the same becomes due and payable, Tenant shall pay Landlord, as additional rent, a late charge equal to five percent (5%) of the unpaid installment of Rent. In addition, any Rent not paid within ten (10) days after the same becomes due and payable shall accrue interest at the rate equal to The Wall Street Journal prime rate in effect from time to time plus three percent (3%), or the maximum contract rate of interest legally permitted to be charged Tenant, whichever is the lesser rate, from the date such Rent becomes due and payable to the date of payment thereof by Tenant. Such interest shall be deemed additional Rent payable hereunder. Acceptance of any Rent after it becomes due and payable shall not constitute a waiver of Landlord's right to charge Tenant interest thereon, and neither the notification of Tenant that Landlord intends to charge interest on late Rent nor the acceptance of any late Rent or any interest thereon shall constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

4.03     The date Landlord or Landlord's Agent receives Rent from Tenant shall at all times be the date utilized by Landlord for purposes of determining the timeliness of Tenant's payment. However, in the event Landlord requests payment by Tenant of Rent to a "lockbox" or other depository in which checks are cashed or deposited by a bank or entity other than Landlord ("Landlord's Agent"), receipt of Rent by Landlord's Agent shall determine the timeliness of the payment.

ARTICLE 5

Rent Tax

5.01     If any governmental authority imposes any tax measured by the amount of Rent paid, Tenant will pay or reimburse Landlord for such tax with each payment of Rent. Amounts collected by Landlord from Tenant for such tax shall not be included in Taxes (hereinafter defined) for purposes of calculating escalations pursuant to Article 7 hereof.

ARTICLE 6

Services and Utilities

6.01     Landlord shall cause the Demised Premises to be kept clean in accordance with the "Cleaning Specifications" set forth in Exhibit "C" attached hereto and by this reference made a part hereof.

6.02     (a) Landlord shall furnish to the Demised Premises, during usual business hours on a year round basis, reasonable air conditioning, heating and ventilation. For the purposes hereof, "usual business hours" shall mean between the hours of Monday to Friday 8:00 A.M. to 6:00 P.M. and Saturday 8:00 A.M. to 1:00 P.M., except legal holidays.

 (b) If Tenant requests additional air conditioning for special purposes, not a part of general office use, or because of occupancy or electrical loads in excess of the Building standard as the same has been disclosed to Tenant, Landlord shall, with prior notice to Tenant, install new or additional air conditioning equipment, including, without limitation, a Liebert unit(s) or other equipment for the IT system or server room, additional air conditioning units, chillers, condensers, compressors, ducts and piping, if, in Landlord's reasonable judgment, the same will not cause damage or injury in the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense, or interfere with or disturb other tenants' available electrical loads. Tenant shall reimburse Landlord for the costs of installing and maintaining such new or additional air conditioning equipment as additional Rent, which shall be paid by Tenant within thirty (30) days after receipt of each of Landlord's invoices therefor. In addition, Landlord may charge Tenant for the actual costs incurred by it for the electricity to operate such equipment, which such charges shall be deemed additional Rent and paid by Tenant within thirty (30) days after receipt of each of Landlord's invoices therefor. If Tenant requires an additional electrical load, Landlord shall have the right, at Landlord's option: (i) to install and maintain an additional meter(s) at Tenant's expense to sub-meter the electricity consumed by such new or additional air conditioning equipment; or (ii) to install and maintain an additional meter(s) at Tenant's expense to enable the utility furnishing electricity to the Building to bill Tenant directly for such consumption.

6.03     Landlord shall furnish the electricity necessary for general illumination of the Demised Premises by the Building Standard overhead fluorescent lighting fixtures, and for the operation of 120 volt office machines and equipment generally found in a typical business office. In the event that Tenant (either prior to initial occupancy or at any time thereafter) installs or arranges for the installation of additional electrical fixtures beyond the Building Standard, or operates any electrical equipment, the aggregate load of which exceeds the Building Standard, which is four (4) watts per rentable square foot for the 120 volt convenience outlets, Landlord agrees, upon written request from Tenant, to install the necessary additional wiring and other electrical equipment and controls provided such installation will not, in Landlord's reasonable judgment, cause damage or injury to the Building or create a dangerous or hazardous condition, or entail excessive or unreasonable alteration, repairs or expense, or interfere with or disturb other tenants' available electricity. Tenant shall reimburse Landlord for the cost of such installation as additional Rent, which shall be paid by Tenant within thirty (30) days after receipt of Landlord's invoice therefor. In addition, Landlord may charge Tenant for the actual costs incurred by it in furnishing such additional electricity, which such charges shall be deemed additional Rent and paid by Tenant within thirty (30) days of receipt of each of Landlord's invoices therefor. Landlord shall have the right, at Landlord's option: (a) to install and maintain an additional meter(s) at Tenant's expense to sub-meter such additional electrical energy; or (b) to install and maintain an additional meter(s) at Tenant’s expense to enable the utility furnishing electricity to the Building to bill Tenant directly for such consumption and in such case, electricity shall not be included in Operating Costs except for that related to Common Areas.

6.04     Landlord shall supply water for the Building's common lavatory facilities and for any plumbing fixtures existing in the Demised Premises on the Commencement Date. If Tenant requires water for any additional purpose, Landlord may charge Tenant for the actual costs of supplying such additional water, which such charges shall be deemed additional Rent and paid by Tenant within thirty (30) days of receipt of each of Landlord's invoices therefor. Landlord shall have the right, at Landlord's option: (a) to install and maintain an additional meter(s) to sub-meter such additional water usage; or (b) to install and maintain an additional meter(s) to enable the utility furnishing water to the Building to bill Tenant directly for such consumption and in such case, water shall not be included in Operating Costs except for that related to Common Areas.

6.05     Landlord reserves the right to stop services on the air conditioning, heating, ventilating, elevator (if applicable), plumbing and electrical systems when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements, or any other cause whatsoever beyond the reasonable control of Landlord. Except in an emergency, Landlord shall provide notice not less than ten (10) days advance notice of such interruption, or a shorter period, if reasonable under the circumstances and shall perform all repairs in a manner which minimizes its impact on Tenant's operation to the extent commercially reasonable to do so. Landlord shall have no liability because of such interruptions to such services, and there shall be no abatement of Rent by reason thereof, except as otherwise expressly provided for in Section 6.07 hereof. However, Landlord agrees to use diligence to complete all such repairs, alterations, replacements or improvements as soon as practicable under the circumstances.

6.06     If, by reason of a strike, labor trouble, act of God or other cause beyond Landlord's and Tenant's reasonable control, as applicable, including, but not limited to, governmental preemption in connection with a national emergency, any rule, order or regulation of any governmental agency or public utility, or conditions of supply and demand which are affected by war (whether or not declared by Congress) or other emergency, Landlord and/or Tenant, as applicable, shall be unable to fulfill its obligations under this Lease Agreement (other than the obligation to pay rent or make any other required payment) or Landlord shall be unable to supply any service which Landlord is obligated to supply hereunder, then, with regard to Landlord's inability to perform this Lease Agreement, Tenant's obligation to pay Rent hereunder shall in no way be affected, impaired or excused, except as otherwise expressly provided for in Section 6.07 hereof and, with regard to Tenant's inability to perform, Tenant shall not be deemed to be in default and the Lease Agreement shall continue in full force and effect. Provided, however, the delay permitted to Landlord and Tenant under this Section shall be conditioned on the party seeking to exercise the same providing notice to the other party of such event and an estimate of the delay resulting, such notice to be provided within ten (10) days of the date when the event causing the delay first occurred.

6.07     In the event that the Demised Premises or any part thereof are rendered unusable for the purposes leased because any one or more of the utilities or services which Landlord is obligated to provide to the Demised Premises under this Lease Agreement are stopped or interrupted for any reason and the restoration of such utilities or services is within the reasonable control of Landlord, if such stoppage or interruption continues for a period of six (6) consecutive business days after written notice from Tenant to Landlord, and provided Tenant does not occupy the affected portion of the Demised Premises during such period, the Rent shall be ratably abated (based on the square footage of the portion of the Demised Premises rendered unusable) from the beginning of such stoppage or interruption to the earlier of the date on which such utilities or services are restored or the date Tenant reoccupies the affected portion of the Demised Premises for the conduct of its business therein. As used herein, "interrupted" shall mean that such utilities or services are provided in such a non-continuous manner that it is unreasonable to expect that Tenant can use the affected portion of the Demised Premises for the purposes leased.

ARTICLE 7

Taxes and Operating Costs Escalation

7.01     "Taxes" shall mean (a) all real and personal property taxes, assessments (including, without limitation, assessments for public works, improvements or benefits, whether or not begun or completed prior to the commencement of the term of this Lease Agreement and whether or not completed within said term) and other governmental charges or levies of every kind, character and description whatsoever, which at any time have been or may be assessed, levied or imposed by any governmental authority upon or in respect of or which may become a lien on the Building or the Land, or upon any property of Landlord, real or personal, located in and used in connection with the Building or on the Land or which is used in connection with the operation of the Building or the Land; (b) any taxes which may be assessed, levied or imposed by any governmental authority in lieu of all or any part of such real or personal property taxes, assessments, charges or levies; (c) all business, license, use or other taxes which may be assessed, levied or imposed upon the Land, the Building or the personal property of Landlord on account of the leasing or use of the Land or Building for office use only and not related to a specific use of any tenant; and (d) all charges made by state or local governments for any services performed on or for the Land or the Building which are not included in "Operating Costs" under this Article. If the Land (together with the Building and all other improvements located thereon) is not separately assessed, Taxes shall mean an equitable proportion of the foregoing items for all the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord on the basis of such information as may be reasonably available. Taxes shall not include municipal, county, state or federal income or franchise taxes of Landlord, mortgage, stamp taxes or similar taxes related to the transfer or encumbering of the Building or Land.

7.02     "Base Taxes" shall mean Taxes for calendar year 2016.

7.03     If Taxes for any calendar year during the term of this Lease Agreement are higher than Base Taxes, Tenant shall pay to Landlord as additional Rent twenty-four and 6,766/10,000 percent (24.6766%) of the amount by which Taxes for such calendar year exceed Base Taxes ("Tenant's Share of Taxes").

7.04     On the first day of each calendar month during the calendar year in which the Commencement Date occurs, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Landlord's good faith estimate of Tenant's Share of Taxes. Prior to the beginning of each calendar year after such initial calendar year, Landlord shall advise Tenant of Landlord's good faith estimate of Tenant's Share of Taxes for the following calendar year. On the first day of each calendar month during such calendar year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of such estimated share.

7.05     (a)     "Operating Costs" shall mean the aggregate of all costs actually paid or incurred by Landlord in the operation of the Building and the Land, including, but not limited to: snow removal; grass cutting; tree and landscape maintenance; repairing and restriping driveways and parking areas; the repair and maintenance of air conditioning equipment, heating equipment, plumbing equipment, life safety support systems, elevators, any other equipment, and wall, floor and window coverings; janitorial services (including rubbish removal); pest control; interior and exterior cleaning costs; supplies; property insurance; liability insurance; water, sewer, gas, electricity and steam; reasonable management, legal, accounting and engineering fees; costs incurred for energy management systems and fixtures, Building alterations, modifications or equipment installed in good faith to reduce Operating Costs, and repair and maintenance of the same, regardless of whether such costs are considered to be capital improvements under generally accepted accounting principles, which costs, including interest cost, shall be amortized on a straight line basis over the useful life of the item; Building alterations, modifications or equipment which are required to bring the Building into compliance with any governmental law, ordinance, rule or regulation that was not applicable to the Building as of the date of this Lease Agreement, which such costs, including interest cost, shall be amortized over the reasonable life of the item, which shall in no event extend beyond the remaining life of the Building; all compensation and related costs (including overtime, holiday and premium pay) actually paid or incurred to persons engaged in the direct operation and management of the Building and the Land, but excluding those at the level above building manager or its equivalent, including the cost of social security, unemployment and other payroll taxes, worker's compensation insurance, and employee benefits such as, but not limited to, vacations, pensions, group insurance and other fringe benefits; and all costs, charges, expenses, dues or assessments imposed on the Land or Building pursuant to any declarations, covenants, conditions, easements or restrictions recorded among the land records of the jurisdiction where the Building and Land are located. If any such costs are applicable to both the Building or the Land and other portions of the Project, Operating Costs shall include an equitable proportion of such costs, such proportion to be reasonably determined by Landlord on the basis of such information as may be reasonably available. It is understood and agreed that Operating Costs shall include both costs directly incurred and costs incurred under outside contracts and that this paragraph is for definitional purposes only and shall not impose any obligation upon Landlord to incur such expenses or provide such services.

(b)     Notwithstanding anything to the contrary in this Article 7, Operating Costs shall not include the following: (i) leasing and brokerage fees and commissions and other fees related to leasing, including advertising costs; (ii) architectural fees, engineering fees, and all other costs for tenant improvement work for Tenant or for other tenants of the Building; (iii) costs reimbursed to Landlord by insurance companies or third parties; (iv) except as specifically provided for in subsection 7.05(a) above, depreciation, amortization and interest payments; (v) except as specifically provided for in subsection 7.05(a) above, costs incurred for capital improvements of any nature; (vi) Landlord's general corporate overhead and administrative expenses; (vii) legal fees and other costs and expenses incurred in resolving disputes with tenants, collecting rent or otherwise enforcing leases of tenants of the Building, other than for the enforcement of the Rules and Regulations or incurred as part of the sale, financing or encumbering of the Land and/or the Building; (viii) amounts paid to any person, firm or corporation related or otherwise affiliated with Landlord, to the extent they exceed arms-length, competitive prices for the goods or services provided; (ix) the costs of goods and services which any tenant, including Tenant, reimburses Landlord for or pays directly to third parties, to the extent of such reimbursement or payment; (x) the costs of services provided to other tenants of the Building that are not provided or available to Tenant; (xi) the costs of management fees in excess of five percent (5%) of the gross revenues of the Building; (xii) rent under ground leases; (xiii) costs arising from the gross negligence or intentional misconduct of Landlord, including late fees from the failure to pay expenses when due (unless the delay is caused by a tenant); and (xiv) the costs of remediating any hazardous substance which arose prior to the Commencement Date, or which was due to Landlord's negligent acts or omissions, or was the result of migration onto the Land from off site, but only to the extent such remediation is required by applicable law.

(c)     If the average occupancy of the Building is less than ninety percent (90%) of the rentable area of the Building during any calendar year, including the base calendar year specified in Section 7.06 hereof (if a calendar year is specified for determining Base Operating Costs), Landlord shall "gross up" the Operating Costs for that year to the amount that, in Landlord's reasonable good faith judgment, consistent with industry practices, would have been incurred had the average occupancy of the Building been ninety percent (90%) of the rentable area of the Building during that calendar year.

7.06     "Base Operating Costs" shall mean Operating Costs for calendar year 2016.

7.07     If Operating Costs for any calendar year during the term of this Lease Agreement are higher than Base Operating Costs, Tenant shall pay to Landlord as additional Rent twenty-four and 6,766/10,000 percent (24.6766%) of the amount by which Operating Costs for such calendar year exceed Base Operating Costs ("Tenant's Share of Operating Costs").

7.08     On the first day of each calendar month during the calendar year in which the Commencement Date occurs, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Landlord's good faith estimate of Tenant's Share of Operating Costs. Prior to the beginning of each calendar year after such initial calendar year, Landlord shall advise Tenant of Landlord's estimate of Tenant's Share of Operating Costs for the following calendar year. On the first day of each calendar month during such calendar year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of such estimated share.

7.09     Within one hundred twenty (120) days after the end of every calendar year during the term of this Lease Agreement, Landlord shall determine any additional Rent payable by Tenant pursuant to this Article 7 for that calendar year, in excess of the monthly payments made by Tenant pursuant to this Article 7, and such additional Rent shall be payable by Tenant within thirty (30) days after receipt from Landlord of a statement of such excess amount due, which such statement shall include a breakdown into significant general expense categories, such as: taxes; general operating; cleaning; heating, ventilation and air conditioning; electrical; elevators; plumbing; general and administrative; utilities; insurance; and snow removal. Within one hundred twenty (120) days after the end of every calendar year during the term of this Lease Agreement, Landlord shall determine any excess of the monthly payments made by Tenant pursuant to this Article 7 over the amount of additional Rent payable by Tenant pursuant to the provisions of this Article 7 for that calendar year and such additional Rent shall, after determination of such excess by Landlord, be credited against the installments of Rent next becoming payable under this Lease Agreement, or, in the event that such determination is made after the expiration or other termination of this Lease Agreement, shall be paid to Tenant within thirty (30) days after such determination.

7.10     Tenant, at its expense, shall have the right to have its internal or independent auditors that are not being compensated on a contingency fee basis inspect Landlord's accounting records in support of any statement sent to it by Landlord pursuant to Article 7 hereof, during Landlord's regular business hours, at Landlord's real estate accounting office in Baltimore, Maryland or another location approved by Landlord in writing, at any time not later than ninety (90) days after it receives any such statement by giving Landlord at least ten (10) days' prior written notice of its desire to do so; however, neither the giving of such notice nor the disputing of the statement shall defer the time period specified in Section 7.09 above within which Tenant must pay the additional Rent as billed in the statement. Tenant shall: (a) provide Landlord with a copy of the results of such audit within fifteen (15) days after the audit is completed; (b) keep all information obtained through said audit, as well as any information regarding a compromise, settlement or adjustment reached between Landlord and Tenant, in strict confidence; and (c) indemnify, defend and hold Landlord harmless from and against all costs, damages, claims, liabilities, expenses, losses, court costs and attorney fees suffered by or claimed against Landlord, based in whole or in part upon the breach of said confidentiality agreement. The above confidentiality and indemnification agreement shall survive the expiration or termination of this Lease Agreement. In addition, Tenant acknowledges that as a condition precedent to its right to audit as set forth herein, Tenant's auditor must execute a confidentiality and indemnification agreement substantially similar to Tenant’s as set forth herein. In the event that as a result of the audit process it is determined that the statement provided in Section 7.09 is incorrect, any excess payments due by Landlord to Tenant shall be paid or applied as provided in Section 7.09, and if Landlord is found to have overcharged by 10% or more, Landlord shall reimburse Tenant for the reasonable costs of the audit. Landlord and Tenant agree that if Tenant shall fail to request the audit within the ninety (90) day period, the statement of the Landlord shall be deemed to be final and binding.

7.11     Any additional Rent called for by this Article which is applicable to a period of less than a full calendar year shall be prorated on the basis of a 365 day year.

7.12     Nothing contained in this Article shall be interpreted at any time to reduce the Monthly Base Rent payable under this Lease Agreement below the amount specified in Article 4 hereof.

7.13     Tenant's obligation to pay any and all additional Rent under this Article and Landlord's and Tenant's obligations to make any adjustments referred to in this Article shall survive the expiration or termination of this Lease Agreement.

ARTICLE 8

Maintenance and Repairs

8.01     Except for those repairs, restorations and replacements which Tenant is required to make pursuant to Section 8.03 hereof, Landlord shall maintain, repair and replace, as necessary, and keep in good order and condition, as applicable: (a) the heating, ventilating and air conditioning systems serving the Demised Premises and the common areas in the Building; (b) the plumbing, sprinkler and electrical lines and systems and other building mechanical and service systems serving the Demised Premises and the common areas in the Building; (c) the interior and exterior structure of the Building, including the roof, exterior walls, load bearing walls, demising walls, support beams, foundation, columns and exterior doors and windows; and (d) the common areas located within or adjacent to the Building, including any common driveways, parking areas, landscaping, entrance ways, lobbies, corridors, lavatories, elevators, ramps, stairs and similar access and service ways. Except for the foregoing, and as otherwise expressly provided in this Lease, Landlord shall have no obligation whatsoever to make any repairs to the Demised Premises or the Building.

8.02     Landlord, at its cost and expense, shall maintain, repair and replace, as necessary, and keep in good order and condition, the building standard lighting fixtures within the Demised Premises and the common areas, including ballasts, lamps and bulbs.

8.03     Tenant shall use the Demised Premises and the Building and the fixtures and appurtenances therein with care. Subject to Section 12.06, all damage to the Demised Premises, or to its fixtures, appurtenances and equipment, other than ordinary wear and tear and damage by fire or other insured casualty, caused by or resulting from Tenant's use, alterations, improvements, or occupation thereof or caused by or resulting from the negligence or improper conduct of Tenant, its officers, agents, employees or invitees, shall be promptly repaired, restored or replaced by Tenant at no cost to Landlord. Tenant shall, at its sole cost and expense, maintain, repair, replace and keep in good order and condition any additions, improvements or other alterations installed by Tenant. All the aforesaid repairs, restorations and replacements shall be in quality and class equal to the original work or installations and to the reasonable satisfaction of Landlord. If Tenant fails to make such repairs, restorations or replacements within thirty (30) days after Landlord notifies Tenant in writing to make them, the same may be made by Landlord at the expense of Tenant, and such expense shall be collectible as additional Rent which shall be paid by Tenant within thirty (30) days after receipt of Landlord's invoice therefor.

8.04     Tenant shall not place a load upon any floor of the Demised Premises that exceeds the lesser of (a) a combined dead and live load eighty (80) pounds per square foot (including partitioning loading) or (b) the maximum floor load per square foot allowed by law. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense, in settings sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration, noise and annoyance.

8.05     There shall be no allowance to Tenant for any diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs in or to the Building or the Demised Premises, or in or to the fixtures, appurtenances or equipment thereof, except as otherwise expressly provided for in Section 6.07 or elsewhere in this Lease Agreement.

ARTICLE 9

Alterations

9.01     Tenant shall not make any removals, additions, improvements or other alterations in or to the Demised Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed as to non-structural removals, additions, improvements or other alterations, and which consent may be withheld in Landlord's sole and absolute discretion as to structural removals, additions, improvements and other alterations. Any such approved alterations shall be done at Tenant's sole cost and expense, in accordance with the applicable laws, ordinances, orders, rules and regulations of any public authority having jurisdiction over the Building, at such times and in such manner as Landlord may approve in writing by either (a) contractors retained by Tenant and approved by Landlord in writing not to be unreasonably withheld , or (b) Landlord with its own employees or through contractors retained by Landlord, in which event Tenant shall reimburse Landlord for all reasonable costs and expenses incurred in performing such work within thirty (30) days after receipt of Landlord's invoice therefor. In addition, whether the work is done by contractors retained by Tenant or directly by Landlord with its own employees or through contractors retained by Landlord, Tenant shall pay to Landlord, within thirty (30) days after receipt of Landlord's invoice therefor, such amount as Landlord reasonably determines to be appropriate as compensation for its supervision of the work, not to exceed 5% of the cost of the work. Tenant shall give Landlord not less than ten (10) days' prior written notice of the commencement of any such work by Tenant's contractors. Tenant shall require (a) its contractors, architects, and engineers to carry general liability insurance coverage, and (b) its architects and engineers to carry professional liability insurance coverage, each in an amount reasonably approved by Landlord, and to furnish to Landlord prior to the commencement of any work a certificate(s) evidencing such coverage and naming Landlord as an additional insured. Landlord's consent to alterations which Tenant may wish to make in or to the Demised Premises shall not be construed to mean that Landlord believes that such alterations comply with all applicable laws, ordinances, orders, rules and regulations of any public authority, as hereinabove required of Tenant. Notwithstanding the foregoing, Tenant shall be permitted to make minor cosmetic changes to the Demised Premises without Landlord's consent, but with advance notice to Landlord, so long as the cost of the same is not in excess of $50,000 annually in the aggregate, and the same does not affect the structure or exterior appearance of the Building and does not harm the building mechanical systems.

9.02     Any mechanic's lien filed against the Demised Premises, the Building or the Land for work done or materials or equipment furnished to or contracted for by Tenant shall be discharged or bonded by Tenant, at Tenant's expense, within forty (40) days after the date it is filed or the date Tenant is notified of such filing, whichever is later. If Tenant fails to so discharge or bond any such lien, Landlord may, with notice to Tenant, do so at Tenant's expense, and the amount expended by Landlord in so doing, together with all expenses, including attorneys' fees, incurred by Landlord in connection therewith, shall be collectible as additional Rent and shall be paid by Tenant within thirty (30) days after receipt of Landlord's invoice therefor.

9.03     All additions, improvements or other alterations which Tenant may make to the Demised Premises shall remain upon and be surrendered with the Demised Premises at the expiration or termination of this Lease Agreement. However, if Tenant shall make any such alterations in or to the Demised Premises without Landlord's written consent, or if Landlord when granting such consent reserves the right to require Tenant to remove such alterations and restore the Demised Premises at the expiration or termination of this Lease Agreement, then Landlord may elect, by giving Tenant written notice no later than thirty (30) days prior to the expiration or termination of this Lease Agreement, to require Tenant, at its expense, to remove such alterations and restore the Demised Premises by the termination of this Lease. If Tenant does not remove such alterations and restore the Demised Premises by the termination date, Landlord may recover the costs of such removal and restoration from Tenant.

9.04     All articles of personal property, equipment and all business and trade fixtures, wires, private telephone systems and lines, furniture and movable partitions owned, leased or installed by Tenant at its expense in the Demised Premises or in any telephone closet or other area of the Building, shall be and remain the property of Tenant and, subject to the provisions of Section 9.01 hereof, may be removed by Tenant at any time, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal or by the original installation. Tenant shall remove all of the aforedescribed property at the expiration or termination of this Lease Agreement, and Tenant shall, at its expense, repair any damage to the Building caused by such removal or by the original installation. If Tenant does not remove its property as aforesaid, not later than the date of expiration or termination of this Lease Agreement, such property shall be deemed abandoned and Landlord may, at its election, either retain such property as its own or remove and dispose of such property as it sees fit. If Landlord elects to remove and dispose of such property, Landlord may recover the costs of such removal and disposal from Tenant as additional Rent which shall be paid by Tenant within thirty (30) days after receipt of Landlord's invoice therefor.

ARTICLE 10

Loss of or Damage to Tenant's Property

10.01     Subject to the provisions of Section 12.06 of this Lease Agreement, neither Landlord nor its officers, agents or employees shall be liable to Tenant for any loss of or damage to personal property of Tenant located in the Demised Premises or in any telephone closet or other area of the Building, resulting from theft, fire, explosion, steam, gas, electricity, water or moisture in or from any part of the Building, including its roof, walls, ceilings and floors, or from the pipes, appliances, or mechanical and electrical systems in the Building or from any other place or from any other cause, whether or not similar to the foregoing causes.

10.02 Tenant shall immediately notify Landlord verbally, and promptly thereafter in writing, in the event of any loss of or damage to the Building, the Demised Premises or Tenant's personal property resulting from any theft, fire, accident, occurrence or condition in, on or about the Demised Premises or the Building.

ARTICLE 11

Personal Property Taxes

11.01     Tenant shall be liable for and shall pay or reimburse Landlord for any taxes levied against or attributable to any of Tenant's personal property.

ARTICLE 12

Workers' Compensation and Property Insurance; Mutual Waiver of Subrogation

12.01     Landlord shall obtain and maintain in effect at all times during the term of this Lease Agreement an "all risk" property insurance policy covering all risks of direct physical loss or damage to the Building, to the extent of their full replacement value, with a Loss of Rents endorsement.

12.02     Tenant, at Tenant's expense, shall obtain and maintain in effect at all times during the term of this Lease Agreement an "special form" insurance policy covering all risks of direct physical loss or damage to Tenant's personal property in the Demised Premises or in any telephone closet or other area of the Building, and to all of Tenant's additions, improvements or other alterations in or to the Demised Premises, to the extent of their full replacement value, with a Business Income endorsement.

12.03     Tenant, at Tenant's expense, shall obtain and maintain in effect during the Term of this Lease Agreement, workers' compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the workers' compensation laws of the state in which the Demised Premises are located, which shall include a waiver of subrogation in favor of Landlord.

12.04     The insurance policy required to be obtained and maintained by Tenant under Section 12.02 hereof: (a) must be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; (b) must provide that the policy may not be canceled unless Landlord shall have received at least ten (10) days' prior written notice of cancellation; and (c) must be issued by an insurance company having an A. M. Best Rating of A-, VII or better. The issuance of any such insurance policy shall not be deemed to limit or restrict in any way Tenant's liability or obligations arising under or out of this Lease Agreement.

12.05     Tenant shall furnish Landlord with a certificate evidencing the insurance required to be obtained and maintained by Tenant under Sections 12.02 and 12.03 of this Article prior to the Commencement Date and not later than five (5) days prior to expiration of any policy.

12.06     Notwithstanding any other provision of this Lease Agreement, neither Landlord nor Tenant shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income or additional expense, even though such loss or damage might have been caused by the negligence of such party, its officers, employees, agents or contractors, if such loss or damage is covered by insurance benefitting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Article. The foregoing waiver shall not apply if it would have the effect, but only to the extent of such effect, of invalidating any insurance coverage of Landlord or Tenant. Tenant agrees to cause all other occupants of the Demised Premises claiming by, under, or through Tenant to execute and deliver to Landlord such a waiver of claims.

ARTICLE 13

Compliance with Laws and Insurance Policies

13.01     In connection with its use and occupancy of the Demised Premises and the common areas in and adjacent to the Building, Tenant, at its expense, shall promptly comply with all applicable present and future federal, state and local laws, ordinances and regulations and with all orders and rules of governmental authorities having jurisdiction, including, without limitation, compliance with any law, ordinance or regulation that requires alterations by Landlord or Tenant to the Demised Premises or the Building because of Tenant's particular and specific use of the same. Tenant shall pay or reimburse Landlord for all costs, expenses, fines, penalties or damages which may be levied or imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this Section. Landlord shall be responsible for violations of laws, ordinances and regulations if, the same (i) exist as a result of Landlord's acts or omissions, and (ii) occur prior to the Commencement Date.

13.02     Tenant shall not do, omit to do, or permit to be done any act or thing in, on or about the Demised Premises which will invalidate or be in conflict with any requirement, covenant or condition of any property insurance policy covering part or all of the Building or the fixtures and property therein, or which will subject Landlord to any uninsured liability to any person for bodily injury, death or property damage. Landlord warrants that general office use shall not cause a violation of this Section.

13.03     If, as a result of any act or omission by Tenant, or the presence in the Demised Premises or the Building of anything, equipment or improvements of Tenant, the premium rate for property or other insurance applicable to the Building shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of insurance premiums so caused. Such reimbursement shall be collectible as additional Rent which shall be paid by Tenant within thirty (30) days after receipt of Landlord's invoice therefor. If any increase in the Landlord's premium rate for property or other insurance applicable to the Building is stated by Landlord's insurance carrier or by the applicable Insurance Rating Bureau to be due to any act, omission, thing, equipment or improvements by or of Tenant, such statement shall be prima facie evidence that the increase in such rate is due to such act, omission, thing, equipment or improvements.

ARTICLE 14

Hold Harmless

14.01     Tenant shall hold harmless and defend Landlord, its officers, agents and employees, at Tenant's sole cost with counsel reasonably satisfactory to Landlord, from and against any and all claims, damages, causes of action for damages, costs and expenses (including, without limitation attorneys' fees) on account of any injury to or death of any person or any loss of or damage to property occurring in, on or about the Demised Premises at any time during the term of this Lease Agreement, but not to the extent such injury, death, loss or damage is caused by the intentional misconduct or negligence of Landlord, its officers, agents or employees.

14.02     This Article 14 shall survive the expiration or termination of this Lease Agreement.

ARTICLE 15

Liability Insurance

15.01     Tenant, at Tenant's expense, shall obtain and maintain in effect at all times during the term of this Lease Agreement an ISO Commercial General Liability Coverage insurance policy, written on an occurrence basis (and not a "claims made" basis), with a combined single limit for bodily injury and property damage per occurrence of not less than Three Million Dollars ($3,000,000), insuring against all liability of Tenant, its agents and employees, arising out of and in connection with Tenant's use, occupancy or maintenance of the Demised Premises, and the performance by Tenant of the hold harmless provisions of Section 14.01 of this Lease Agreement. Such policy shall be endorsed to name Landlord as additional insured. If Tenant's insurance covers more than one (1) location, Tenant's policy shall be endorsed to stipulate a "per location" limit of not less than the above amount which applies separately to the Demised Premises. Tenant's liability insurance may be provided by a combination of primary and umbrella coverage held by Tenant provided all such policies are at least as broad in scope as the primary commercial general liability policy required above. No such insurance policy may provide for a deductible or self insured retention exceeding Ten Thousand Dollars ($10,000) without the prior written approval of Landlord, which approval shall not be unreasonably withheld.

15.02     The insurance policy required to be obtained and maintained by Tenant under Section 15.01 hereof: (a) must be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; (b) must provide that the policy may not be canceled unless Landlord shall have received at least ten (10) days' prior written notice of cancellation; and (c) must be issued by an insurance company having an A. M. Best Rating of A-,VII or better. Neither the issuance of any such insurance policy nor the minimum limits specified in Section 15.01 hereof shall be deemed to limit or restrict in any way Tenant's liability or obligations arising under or out of this Lease Agreement.

15.03     Tenant shall furnish Landlord with a certificate evidencing the insurance policy required to be obtained and maintained by Tenant under this Article prior to the Commencement Date and not later than five (5) days prior to expiration of any policy. Each such certificate shall be binding on the issuer thereof and may not prohibit Landlord from relying thereon.

15.04      Landlord shall obtain and maintain during the term of the Lease Agreement an ISO Commercial General Liability Coverage insurance policy written on an occurrence basis, with combined single limit coverage of not less than $3,000,000 and reasonable deductible.

ARTICLE 16

Rules and Regulations

16.01 Tenant and Tenant's employees and agents shall comply with the Rules and Regulations set forth in Exhibit "D" attached hereto and by this reference made a part hereof, and such reasonable amendments thereto and such other and further reasonable Rules and Regulations as Landlord may from time to time adopt. Landlord shall give Tenant prior written notice of any such amendments or additional Rules or Regulations. If there is a conflict between the Rules and Regulations and any of the provisions of this Lease Agreement, the provisions of this Lease Agreement shall prevail. Nothing contained in this Lease Agreement shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or invitees. However, if and to the extent Landlord does attempt to enforce the Rules and Regulations, it shall do so uniformly with respect to all of the tenants of the Building.

ARTICLE 17

Landlord's Access to Demised Premises

17.01     Landlord and its employees, contractors, agents and authorized representatives shall have the right to enter the Demised Premises at any time during emergencies and to do any necessary or required cleaning or maintenance, and upon reasonable advance notice at all reasonable times for the purpose of inspecting the condition of the Demised Premises or for any other lawful purpose provided that advance notice as is reasonable under the circumstances shall be provided prior to entry for maintenance purposes that would affect Tenants' operations.

17.02     If, at any time during the last month of the term of this Lease Agreement or any extension term, Tenant shall have removed all of Tenant's property from the Demised Premises, including the business and trade fixtures, private telephone systems and lines, cabinetwork, furniture and movable partitions which may be removed by Tenant pursuant to Section 9.04 hereof, Landlord may immediately enter and alter, renovate and decorate the Demised Premises, and such acts shall have no effect upon Tenant's remaining obligations under this Lease Agreement but Landlord shall indemnify and hold Tenant harmless from any loss claim or damage resulting from Landlord's acts.

17.03     If Tenant shall not be personally present to open and permit an entry into the Demised Premises at any time such an entry is permitted by this Article, Landlord or its employees, contractors, agents or authorized representatives may gain entry into the Demised Premises by use of a master key.

17.04     Landlord shall use all commercially reasonable efforts to conduct its activities in the Demised Premises in a manner that seeks to cause the least possible inconvenience, annoyance or disturbance to Tenant. However, Landlord shall not be liable in any manner for any inconvenience, annoyance, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry (or the entry by Landlord's employees, contractors, agents or authorized representatives) into the Demised Premises pursuant to this Article, except for damage caused by the intentional misconduct or negligence of Landlord, its employees, agents or authorized representatives during any such entry as to which Landlord is not otherwise released pursuant to any other provision of the Lease. No act taken by Landlord or its employees, contractors, agents or authorized representatives pursuant to this Article shall be considered to constitute an eviction of Tenant in whole or in part, and Tenant shall not be entitled to an abatement or reduction of Rent as a result of any such entry by Landlord.

ARTICLE 18

Assignment, Subletting, etc.

18.01     Tenant shall not directly or indirectly, voluntarily, by operation of law or otherwise, assign, transfer, mortgage or encumber this Lease Agreement, or sublet the Demised Premises or any part thereof, or suffer or permit the Demised Premises or any part thereof to be used or occupied by any other person or entity (the employees and agents of Tenant excepted), without the prior written consent of Landlord in each instance. Landlord and Tenant acknowledge, consent and agree, however, that the following are strictly prohibited: (a) any public advertising of the rate at which Tenant is willing to sublet the Demised Premises; (b) any sublease or assignment to an existing tenant or subtenant of space in the Building or the Project; and (c) any assignment of less than all of the Demised Premises. Any request for such consent shall be in writing and shall be accompanied by a true copy of any offer to take an assignment or sublease which Tenant may have received, as well as a copy of the proposed assignment or sublease, if one has been prepared; and Tenant shall furnish to Landlord all information reasonably requested by Landlord with respect to the reputation and financial responsibility and standing of the proposed assignee or subtenant, and the nature of the business to be conducted by the proposed assignee or subtenant in the Demised Premises. If Tenant is a partnership or limited liability company, a withdrawal or direct or indirect change (voluntary, involuntary, by operation of law or otherwise) of a partner (or partners) or member (or members) owning twenty five percent (25%) or more of the partnership or limited liability company, or the dissolution of the partnership or limited liability company; or if Tenant consists of more than one person, an assignment or transfer (voluntary, involuntary, by operation of law or otherwise) from one such person to the other(s); or if Tenant is a corporation (other than a corporation the outstanding voting stock of which is listed on a "national securities exchange", as defined in the Securities Exchange Act of 1934), any dissolution, merger, consolidation or other reorganization of Tenant; or any direct or indirect change in the ownership (voluntary, involuntary, by operation of law or otherwise) of fifty percent (50%) or more of the ownership interests from the ownership existing on the date of execution of this Lease Agreement; shall be deemed an assignment prohibited hereunder unless the prior written consent of Landlord thereto has been obtained. Notwithstanding anything contained in this Lease Agreement to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed assignment, subletting or other prohibited transaction regarding all or any portion of the Demised Premises unless each request by Tenant is accompanied by a nonrefundable fee payable to Landlord in the amount of One Thousand and No/100 Dollars ($1,000.00) to cover Landlord's administrative, legal and other costs and expenses incurred in processing each of Tenant's requests. Neither Tenant's payment nor Landlord's acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant's request. Notwithstanding the foregoing, in the event of an assignment of this Lease Agreement or the transfer of Tenant's ownership interest resulting from a merger, asset sale or stock/membership sale, then, so long as the requirements in Section 18.03 below are satisfied, Landlord's consent shall not be required, but Tenant shall provide advance notice to Landlord, together with an assumption agreement confirming the remaining entity will comply with the requirements of Section 18.03(b) below.

18.02     If any such assignment or subletting provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including, without limitation, a premium rental for a sublease or a lump sum payment for an assignment) in excess of the Rent and other charges due Landlord under this Lease Agreement (or in the case of a subletting of less than all of the Demised Premises, in excess of the pro rata portion of the Rent and other charges allocable to the portion of the Demised Premises proposed to be sublet), Tenant shall pay to Landlord, as Additional Rent, after deducting the actual and reasonable costs expended by Tenant with respect to the assignment or subletting, including brokerage commissions and tenant improvements, fifty percent (50%) of said excess immediately upon receipt by Tenant of each installment of said excess consideration. Landlord shall have the right at any time upon ten (10) days' prior written notice to Tenant to audit and inspect the books, records and accounts of Tenant to verify the amount of consideration due to Landlord hereunder so long as Landlord enters into a confidentiality agreement, as reasonably required by Tenant. In the event that the transfer of Tenant’s interest in the Lease Agreement is part of Tenant’s transfer of its ownership interest or all or a substantial part of its assets, only the consideration which is properly allocated to the Lease Agreement shall be deemed consideration for the Lease Agreement.

18.03     Landlord's consent to Tenant's request to assign this Lease Agreement, or sublet the Demised Premises or any part thereof, shall not be unreasonably withheld, but shall be strictly conditioned upon Tenant and/or its assignee or subtenant, as the case may be, at its or their sole expense, complying with any and all additional requirements of present or future laws which arise as a result of the assignment or subletting. In addition, as a condition precedent to Landlord's consent, Landlord may require that:

(a) Tenant provide Landlord with evidence reasonably satisfactory to Landlord that the value of Landlord's interest under this Lease Agreement will not be diminished or reduced by such assignment or subletting. Such evidence shall include, but need not be limited to, evidence respecting the relevant business experience, reputation, financial responsibility and status of the proposed assignee or subtenant;

(b) the proposed assignment or subletting shall be evidenced by a written instrument in form and substance reasonably satisfactory to Landlord, executed by Tenant and the assignee or subtenant, and containing an undertaking by any assignee to assume, be bound by and perform all of the terms, covenants and conditions of this Lease Agreement to be done, kept and performed by Tenant, or an undertaking by any subtenant to be bound by all of the provisions of this Lease Agreement related to that part of the Demises Premises sublet;

(c) at the time of the proposed assignment or subletting, Tenant shall not be in default under this Lease Agreement in any respect; and

(d) if Tenant proposes to sublet less than all of the space in the Demised Premises, Tenant, at its sole cost and expense, shall (i) obtain and deliver to Landlord a certificate of occupancy for its subtenant from the governmental authority having jurisdiction over the Building, if required, and (ii) construct a demising wall and make such other improvements to the sublet space as may be required for the issuance of such certificate of occupancy; the foregoing shall not prohibit the subleasing of one or more individual offices in the Demised Premises without a demising wall being required, if permitted by applicable law.

Tenant hereby agrees and acknowledges that each and all of the above conditions for the granting by Landlord of its consent to any subletting of the Demised Premises or any assignment of this Lease Agreement are reasonable and Landlord's imposition of such conditions shall under no circumstances impair or limit Landlord's rights and remedies under this Lease, at law or in equity.

18.04     Neither the consent by Landlord to any assignment, transfer, mortgage, encumbrance, subletting or use by others, nor the collection or acceptance of Rent by Landlord from any such assignee, transferee, subtenant, or occupant shall relieve Tenant from the further performance of the terms, conditions, covenants and obligations of this Lease Agreement, nor shall it relieve Tenant, its successors or assigns, or such assignees, transferees, subtenants or occupants, from the obligation to seek and obtain the prior written consent of Landlord to any further assignment, transfer, mortgage, encumbrance, subletting or use by others. In the event this Lease Agreement is assigned, transferred, mortgaged, or encumbered, or the Demised Premises are subleased or used by others as aforesaid, Landlord may consent to subsequent assignments, transfers, mortgages, encumbrances, sublettings or uses by others without notifying Tenant or its successors in interest and without obtaining the consent of Tenant or such successors.

18.05     Tenant hereby irrevocably assigns to Landlord, as security for the performance of Tenant's obligations under this Lease Agreement, all rent from any subletting of all or any portion of the Demised Premises, and agrees that in the event of any default by Tenant, Landlord may collect such rent and apply it towards Tenant's obligations under this Lease Agreement. Tenant agrees to indemnify and defend Landlord against any and all liabilities which Landlord may incur as a result of any assignment or subletting by Tenant, unless said liability is the direct result of Landlord's negligence.

18.06     Landlord and its successors may freely sell, assign or otherwise transfer all or any portion of its interest under this Lease Agreement or in the Demised Premises or the Building, and in the event of any such sale, assignment or other transfer, the party originally executing this Lease Agreement as Landlord, and any successor of such party, shall, without further agreement between Landlord and Tenant or between Landlord and/or Tenant and the person who is the purchaser, assignee or other transferee of Landlord, be relieved of any and all of its obligations under this Lease Agreement thereafter accruing, and Tenant shall thereafter be bound to such purchaser, assignee or other transferee, as the case may be, with the same effect as though the latter had been the original Landlord hereunder; provided that the purchaser, assignee or other transferee assumes and agrees in writing to carry out all the obligations of Landlord hereunder first occurring after such purchase, assignment or other transfer.

ARTICLE 19

Involuntary Assignment

19.01     No interest of Tenant in or under this Lease Agreement shall be assignable by operation of law (including, without limitation, the transfer of this Lease Agreement by testacy or intestacy) or by involuntary assignment. Each of the following acts shall be considered an involuntary assignment:

(a) the making by Tenant of an assignment for the benefit of creditors, or Tenant's petitioning for or entering into any arrangement with Tenant's creditors to settle, compound or extend the time for payment of an obligation of Tenant;

(b) the filing by Tenant of any petition for the commencement of any case, proceeding or other action under Title 11 of the United States Code or any successor statute thereto, or any other insolvency, reorganization, moratorium or other statute for the relief of, or relating to, debtors, including, without limitation, the filing by Tenant of any petition under Chapters 7, 11 or 13 of the Bankruptcy Code;

(c) the filing against Tenant of an involuntary petition for the commencement of any case, proceeding or other action under said Title 11, successor or other statute and the failure of Tenant to secure a dismissal thereof within ten (10) days thereafter;

(d) the appointment of a trustee or a receiver with authority to take possession of the Demised Premises, and the failure of Tenant to secure a dismissal or removal thereof within ten (10) days thereafter; or

(e) the filing of a lien, recording of a judgment or issuance of a writ of attachment or execution against, or the seizure, purported seizure, execution or sale by or for any creditor of Tenant of Tenant's interest in this Lease Agreement or any other property whereby the Demised Premises shall be taken or occupied by someone other than Tenant, and the failure of Tenant to secure a dismissal, release or removal thereof within ten (10) days thereafter.

19.02     An assignment by operation of law or an involuntary assignment of any interest of Tenant in or under this Lease Agreement shall constitute a material default by Tenant, and Landlord shall have the right to pursue any or all of the remedies provided in Article 20 hereof, including, without limitation, the right, pursuant to Section 20.02(b) hereof, to terminate this Lease Agreement, in which case this Lease Agreement shall not be treated as an asset of Tenant.

ARTICLE 20

Default and Remedies

20.01     The occurrence of any one of the following shall constitute a default by Tenant under this Lease Agreement: (a) Tenant shall fail to pay any Rent or any other sum payable by Tenant hereunder when due, and such failure continues for more than five (5) days after Tenant receives written notice thereof from Landlord (provided, however, that the notice requirement contained in this subsection (a) is not in addition to any legal requirement that notice be given and may be satisfied by sending the notice required by any applicable law or statute); (b) Tenant shall attempt to assign, transfer, mortgage or encumber this Lease Agreement, or sublet the Demised Premises or any part thereof, or suffer or permit the Demised Premises or any part thereof to be used by others, in violation of Article 18 hereof; (c) there shall be an assignment by operation of law or an involuntary assignment (as defined in Section 19.01 hereof) of any interest of Tenant in or under this Lease Agreement; or (d) Tenant shall fail to perform or comply with any of the other covenants or conditions of this Lease Agreement, including the Rules and Regulations set forth in Exhibit "D," and such failure continues for more than thirty (30) days after Tenant receives written notice thereof from Landlord; provided, however, that if the failure to perform or comply cannot reasonably be corrected within thirty (30) days, Tenant shall not be in default if Tenant commences to correct the failure to perform or comply within said thirty (30) day period and diligently and in good faith continues to correct the same thereafter; or (e) any of the events, conditions or the like constituting an involuntary assignment by Tenant pursuant to Article 19 above occurs with respect to any guarantor of the Lease.

20.02     If Tenant commits a default under this Lease Agreement, Landlord shall have, in addition to any and all other rights and remedies which Landlord may have under this Lease Agreement or by law or in equity, the following remedies:

(a) Landlord shall have the right, by written notice to Tenant, to declare this Lease terminated and the term ended, in which event Tenant shall vacate and surrender the Demised Premises but shall remain liable for all obligations arising during the balance of the stated term as if this Lease had remained in full force and effect. No act by Landlord allowed under this Section 20.02 shall terminate this Lease Agreement unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

(b) Landlord can reenter the Demised Premises, remove all of Tenant's property therefrom and store the same in a public warehouse or elsewhere at the expense of and for the account of Tenant, and relet the Demised Premises, or any part thereof, to third parties for Tenant's account. Tenant shall be immediately liable to Landlord for all reasonable costs Landlord incurs by reason of its reentry, protecting or caring for the Demised Premises, or reletting or endeavoring to relet the Demised Premises, including, without limitation, attorneys' fees, brokers' commissions, expenses of remodeling which are necessary or desirable for the reletting, and like costs.

(c) Landlord may relet all or any part of the Demised Premises. Reletting can be for a period shorter or longer than the remaining term of this Lease Agreement. Tenant shall pay to Landlord the Rent due under this Lease Agreement on the dates the Rent is due, less the rent Landlord receives from any reletting.

(d) Landlord can terminate Tenant's right to possession of the Demised Premises at any time. No act by Landlord, other than giving notice to Tenant that its right to possession has been terminated, shall terminate this Lease Agreement. Acts of maintenance, repair or remodeling, efforts to relet the Demised Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease Agreement shall not constitute a termination of Tenant's right to possession.

(e) On termination of this Lease or Tenant's right to possession of the Demised Premises, Landlord shall have the right to recover from Tenant:

(i)	the worth, at the time of the award, of the unpaid Rent that had been earned at the time of termination of this Lease Agreement;

(ii)

the worth, at the time of the award, of the amount by which the unpaid Rent that would have been earned after the date of termination of this Lease Agreement to the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(iii)

the worth, at the time of the award, of the amount by which the unpaid Rent that would have been earned for the balance of the term of this Lease Agreement after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

(iv)	the costs and expenses described in paragraph (a) above;

(v)	any other amount, including court costs and reasonable attorneys' fees, necessary to compensate Landlord for all detriment caused by Tenant's default; and

(vi)	at Landlord's election, such other amount, in addition to or in lieu of the foregoing, as may be permitted from time to time by applicable law.

As used in subparagraphs (i) and (ii) of this paragraph, "the worth, at the time of the award," shall be computed by allowing interest at the rate of The Wall Street Journal prime rate in effect from time to time plus three percent (3%) or the maximum contract rate of interest legally permitted to be charged Tenant, whichever is the lesser rate. As used in subparagraph (iii) of this paragraph, "the worth, at the time of the award," shall be computed by discounting the amount at the discount rate at the time of the award of the Federal Reserve Bank serving the area in which the Demised Premises are located.

20.03     In the event of the exercise by Landlord of any one or more of its rights and remedies under this Article, Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

20.04     Tenant hereby waives all claims and demands against Landlord for damages or loss arising out of or in connection with any reentering and taking possession of the Demised Premises as hereinabove permitted in this Article, and waives all claims and demands for damages or losses arising out of or in connection with any destruction of or damage to the Demised Premises or for any loss of property belonging to Tenant or to any other person, firm or corporation which may be in or upon the Demised Premises at the time of such reentry, except such damages or losses as are caused by the negligence or intentional misconduct of Landlord, its officers, agents or employees.

20.05     The various rights, options, elections, powers and remedies contained in this Article shall not be deemed to be exclusive; they are cumulative and in addition to any other remedies, rights or priorities contained elsewhere in this Lease Agreement or now or later allowed by law or in equity.

20.06     (a) Both Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease Agreement.

(b) Landlord's obligation to mitigate damages after a default by Tenant under this Lease Agreement shall be satisfied in full if Landlord undertakes to lease the Demised Premises to a prospective tenant (a "Prospective Tenant(s)") in accordance with the following criteria:

(i)

Landlord shall have no obligation to solicit or entertain negotiations with any Prospective Tenants for the Demised Premises until Landlord obtains full and complete possession of the Demised Premises including, without limitation, if required by law, the final and unappealable legal right to relet the Demised Premises free of any claim of Tenant.

(ii)

Landlord shall not be obligated to offer the Demised Premises to a Prospective Tenant when other premises in the Building or the Project suitable for that Prospective Tenant's use are (or soon will be) available.

(iii)

Landlord shall not be obligated to lease the Demised Premises to a Prospective Tenant for a rental less than the current fair market rental then prevailing for similar space in the Building (as determined by Landlord), nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building.

(iv)

Landlord shall not be obligated to enter into a lease with any Prospective Tenant whose use would: (A) violate any restriction, covenant or requirement contained in the lease of another tenant in the Building; (B) adversely affect the reputation of the Building; or (C) be incompatible with the operation of the Building as a first class building.

(v)

Landlord shall not be obligated to enter into a lease with any Prospective Tenant which does not have, in Landlord's reasonable opinion, sufficient financial resources or operating experience to operate its business in the Demised Premises in a first class manner.

(vi)	Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Demised Premises suitable for use by a Prospective Tenant unless:

A.

Tenant pays any such sum to Landlord in advance of Landlord's execution of a substitute lease with such Prospective Tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant's default under this Lease Agreement); or

B.	Landlord, in Landlord's sole discretion, determines that any such expenditure is financially justified in connection with entering into a lease with the Prospective Tenant.

(c)     Upon compliance with the above criteria regarding the releasing of the Demised Premises after a default by Tenant, Landlord shall be deemed to have fully satisfied Landlord's obligation to mitigate damages under this Lease Agreement and under any applicable law or judicial ruling, and Tenant waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease Agreement, any defense, counterclaim, or rights of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of the foregoing sections.

(d)     Tenant's right to seek damages from Landlord as a result of a default by Landlord under this Lease Agreement shall be conditioned on Tenant (i) providing Landlord with written notice of any default which specifies in detail the nature of same and allowing Landlord thirty (30) days to cure or commence to cure same, except in the case of an emergency, in which case Landlord's period to cure shall be such lesser period as is reasonable under the circumstances, and (ii) taking all actions reasonably required, under the circumstances, to minimize any loss or damage to Tenant's property or business, or to any of Tenant's officers, employees, agents, invitees, or other third parties that may be caused by any such default of Landlord.

(e)     Tenant agrees to look solely to Landlord's interest in the Land and Building and proceeds and awards related thereto for satisfaction of any claim against Landlord hereunder and not to any other property or assets of Landlord.

ARTICLE 21

Landlord's Right to Cure Tenant's Default

21.01     If Tenant shall default (as defined in Section 20.01 hereof) in the observance or performance of any covenant or condition on Tenant's part to be observed or performed under or in connection with this Lease Agreement, Landlord may, but without obligation so to do, immediately or at any time thereafter perform the same for the account of Tenant (but without waiving or curing Tenant's default), and if Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, all such sums paid or obligations incurred by Landlord, plus a markup of ten percent (10%) of the amount thereof to cover overhead and administrative costs incurred by Landlord in connection therewith, shall be collectible by Landlord as additional Rent, which shall be paid by Tenant within thirty (30) days after receipt of Landlord's invoice therefor.

ARTICLE 22

No Waiver

22.01     No act or conduct of Landlord, its employees, agents or representatives, including, without limitation, the acceptance of the keys to the Demised Premises, shall constitute an acceptance of the surrender of the Demised Premises by Tenant before the expiration of the term of this Lease Agreement. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Demised Premises and accomplish a termination of this Lease Agreement.

22.02     The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease Agreement shall not be deemed a waiver by Landlord or Tenant of its right to such redress for a prior, concurrent or subsequent violation of the same or to subsequently insist upon strict performance of any other covenant or condition of this Lease Agreement. The receipt and acceptance by Landlord of Rent with knowledge of any preceding breach by Tenant of any covenant, term or condition of this Lease Agreement shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth in Exhibit "D" hereto or hereafter adopted against Tenant or any other tenant in the Building shall not be deemed a waiver of any of said Rules and Regulations. No provision of this Lease Agreement and no default by Landlord or Tenant hereunder shall be deemed to have been waived by the other party unless such waiver is in writing and signed by the waiving party.

22.03     No payment by Tenant or receipt and acceptance by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other right or remedy provided herein or at law or in equity.

ARTICLE 23

Waiver of Trial by Jury

23.01     Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease Agreement, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Demised Premises.

ARTICLE 24

Attorney Fees

24.01     In the event Tenant defaults hereunder and Landlord engages an attorney to collect rent or other charges due Landlord hereunder, to recover possession of the Demised Premises or to pursue any other rights and remedies available to Landlord by law or in equity, Tenant agrees to pay or reimburse Landlord for its reasonable attorneys' fees and related costs. In the event any action, suit or proceeding is commenced under or in connection with this Lease Agreement, or for recovery of possession of the Demised Premises, the losing party shall pay to the prevailing party, and the prevailing party shall be entitled to an award for, the reasonable amount of the attorneys' fees, court costs and other litigation expenses incurred by the prevailing party in connection with such action, suit or proceeding.

ARTICLE 25

Quiet Enjoyment

25.01     Landlord covenants and agrees with Tenant that, conditioned upon Tenant's prompt payment of the Rent and observance and performance of all the terms, covenants and conditions of this Lease Agreement on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises in accordance with the provisions of this Lease Agreement without any interruption or disturbance from Landlord; subject to the operation and effect of any Mortgage (hereinafter defined) to which this Lease shall be subordinate (and the rights of the Mortgagee, as hereinafter defined, thereunder or with respect thereto).

ARTICLE 26

Subordination

26.01     This Lease Agreement shall, at the option of the Landlord or any Mortgagee, be subject and subordinate to the lien of each and every Mortgage which may now or hereafter affect the Land or the Building, to all advances made thereunder, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that with respect to Mortgages which become a lien on the Land or the Building after the date on which this Lease Agreement is entered into, as a condition precedent to such subordination, each such Mortgage by its terms, or by separate agreement of the Mortgagee, shall provide that in case of a foreclosure of such Mortgage, for so long as Tenant shall not be in default under this Lease Agreement, there shall be no disturbance of the quiet use and occupancy of the Demised Premises by Tenant or the leasehold estate created by this Lease Agreement. The subordination of this Lease Agreement to any such Mortgage or Mortgages shall be self-operative and shall not require any further instrument of subordination but shall be subject to Tenant's rights of non-disturbance, as provided above. However, Tenant shall from time to time, within twenty (20) days after Landlord or any Mortgagee so requests in writing, execute, acknowledge and deliver to the requesting party, a certificate or instrument evidencing such subordination and non-disturbance. In addition, if requested in writing by any Mortgagee or purchaser at a foreclosure proceeding, Tenant shall, by execution of an agreement in recordable form, attorn to such Mortgagee or purchaser acquiring title to the Land or the Building and recognize such purchaser as the landlord hereunder for the unexpired balance of the term of this Lease Agreement.

26.02     If, in connection with the procurement, continuation, amendment or renewal of any Mortgage, the Mortgagee shall request reasonable modifications of this Lease Agreement as a condition of such financing, Tenant will not withhold its consent thereto provided that such modifications do not increase the obligations of Tenant under this Lease Agreement or adversely affect the rights of Tenant under this Lease Agreement.

26.03     As used herein, "Mortgage" shall mean any mortgage or deed of trust constituting a lien on the interest of Landlord in the Land or the Building, or any part thereof, and shall also include any ground, underlying or master lease pursuant to a sale and leaseback agreement whereby Landlord sells and simultaneously acquires a possessory interest under a lease from, or other agreement with, such transferee. "Mortgagee" shall mean the mortgagee, trustee or landlord under any such mortgage, deed of trust, or ground, underlying or master lease.

26.04     In the event Tenant, or Tenant's lender requests Landlord to waive (a) any Landlord's lien against Tenant's personal property, or (b) any rights of distraint for rent and execution against Tenant's personal property, Landlord will accommodate such request provided that Landlord's standard form of waiver is used and that any such request is accompanied by a non-refundable administrative fee in the amount of Two Hundred and Fifty and No/100 Dollars ($250.00) made payable to Landlord to cover Landlord's administrative and legal costs related thereto.

ARTICLE 27

Damage by Fire or Other Casualty

27.01     If the Demised Premises, the Building or any portion thereof shall be damaged by fire or other casualty, and if this Lease Agreement is not terminated as herein provided, Landlord shall proceed with reasonable diligence to repair the damage at its expense, except that any repairs made to Tenant's additions, improvements or other alterations to the Demised Premises, shall be made by (and at the expense of) Tenant, and the repair or replacement of any property which Tenant is entitled to remove pursuant to Section 9.04 hereof shall be the responsibility and at the expense of Tenant. Tenant shall not be entitled to compensation or damages on account of annoyance or inconvenience arising out of the making of the repairs which Landlord is required to make pursuant to this Section.

27.02     During such period as all or any portion of the Demised Premises are rendered untenantable as a result of a fire or other casualty, the Rent shall be ratably abated (based on square footage of the area affected) until the Demised Premises shall be once again wholly tenantable. However, notwithstanding the foregoing, there shall be no abatement in Rent if such fire or other casualty shall have been caused by the gross negligence or intentional misconduct of Tenant or its officers, agents, employees, invitees or the direct or indirect owners of any interests therein. Furthermore, in no event shall there be any abatement in Rent for any time required for repairs to additions, improvements or other alterations which are to be made at the expense of Tenant, or to repair or replace any property which Tenant is entitled to remove pursuant to Section 9.04 hereof. However, Tenant shall be permitted to make such repairs and replacements concurrently with Landlord's repairs, provided they do not interfere with Landlord's repair work.

27.03     If the Demised Premises, the Building or any portion thereof shall be damaged by fire or other casualty so as to render the Demised Premises wholly untenantable, and if such damage shall be so great that the Demised Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within two hundred seventy (270) days from the happening thereof, then either Landlord or Tenant may elect to terminate this Lease Agreement effective as of the date of the occurrence of such damage by giving the other party written notice of such election within thirty (30) days after such date. If such damage occurs during the last year of the term of the Lease Agreement, including any extensions thereof, and if such damage shall be so great that the Demised Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within ninety (90) days of the happening thereof, then either Landlord or Tenant may elect to terminate this Lease Agreement effective as of the date of the occurrence of such damage by giving the other party written notice of such election within thirty (30) days after such date. In the event of any such termination, Tenant shall be given fifteen (15) days to remove its personal property from the Demised Premises, after which Tenant shall surrender the Demised Premises to Landlord and Landlord may reenter and take possession of the Demised Premises and remove Tenant and its personal property therefrom. Landlord and Tenant waive the provisions of any law that would dictate automatic termination or grant either of them an option to terminate in the event of damage or destruction.

27.04     If (i) the Building shall be damaged by fire or other casualty to the extent of thirty percent (30%) or more of the replacement cost thereof, whether or not the Demised Premises were rendered wholly untenantable by such damage, or (ii) Landlord is unable to rebuild any portion of the Building due to any inability to obtain any required governmental approval in connection therein, or (iii) all or any part of the Building (whether or not including all or any part of the Demised Premises) shall be damaged or destroyed at any time by the occurrence of any risk not insured under any fire and extended coverage insurance maintained by Landlord, or (iv) the amount of the net insurance proceeds paid or payable to Landlord (and free of all claims by Mortgagees and others and all costs of collection or otherwise) is not sufficient to pay fully the cost to repair and rebuild the Demised Premises and the balance of the Building; then, Landlord may elect not to repair or rebuild and may elect to terminate this Lease within ninety (90) days following the occurrence of such fire or other casualty upon written notice to Tenant during such 90-day period (upon which termination Landlord and Tenant shall, except as otherwise expressly provided herein to the contrary, have no further rights or obligations hereunder). The effective date of such a termination shall be the date specified in such notice by Landlord, which date shall be not less than thirty (30) nor more than sixty (60) days after the giving of such notice. Tenant shall surrender the Demised Premises to Landlord on or before the effective date of such a termination, after which date Landlord may reenter and take possession of the Demised Premises and remove Tenant and its personal property therefrom.

27.05     The determination of how long it will take, with the exercise of reasonable diligence, to make the Demised Premises fit for occupancy, or of whether or not the Building was damaged to the extent of thirty percent (30%) or more of the replacement cost thereof, shall be made at Landlord's expense by a reputable architect, contractor or other qualified consultant selected by Landlord and instructed to report its findings to Landlord and Tenant within twenty (20) days after the date of the occurrence of the damage.

ARTICLE 28

Eminent Domain

28.01     If the whole of the Demised Premises shall be taken by eminent domain or disposed of under threat of an impending taking by eminent domain, by or to any public authority, this Lease Agreement shall cease and terminate one (1) day prior to the date legal title to the Demised Premises shall vest in such authority.

28.02     If only a portion of the Demised Premises is so taken or disposed of, or if such a taking or disposition of any portion of the Building or the Land materially interferes with Tenant's access to the Demised Premises or materially reduces the number of parking spaces available to tenants of the Building, Tenant may, at its option, terminate this Lease Agreement by giving written notice thereof to Landlord at any time prior to or within ten (10) days after the date legal title to that portion of the Demised Premises shall vest in the taking or acquiring authority, in which event this Lease Agreement shall cease and terminate one (1) day prior to the date legal title to that portion of the Demised Premises shall vest in such authority.

28.03     If only a portion of the Demised Premises is so taken or disposed of and if Tenant does not exercise its option to terminate this Lease Agreement as provided for in Section 28.02 hereof, then, in such event: (a) this Lease Agreement shall continue in full force and effect as to the remaining portion of the Demised Premises; (b) Landlord, with reasonable promptness, and at its expense, shall make such repairs and alterations to the Demised Premises as are necessary to restore the same to an economic architectural unit, susceptible to the same type of use as that which was in effect immediately prior to the taking or disposition; and (c) the Base Rent and Monthly Base Rent payable during the remainder of the initial term and during any extension terms, and the percentage(s) set forth in Article 7 (Taxes and Operating Costs Escalation) of this Lease Agreement, shall be proportionately reduced, based on the ratio of the square footage of the Demised Premises after the taking or disposition to the square footage of the Demised Premises prior to the taking or disposition, as of the date legal title to that portion of the Demised Premises shall vest in the taking or acquiring authority. In no event, however, shall Landlord be obligated to expend for such repairs an amount in excess of the taking proceeds (net of all costs and expenses of collection or otherwise and free of any and all claims by Mortgagees and others) actually recovered as a result of such taking and Landlord shall have no obligation to repair, restore or replace any alterations, fixtures or signs made or installed by Tenant or any, floor coverings, furnishings, furniture, equipment, decorations or any other personal property of Tenant (the repair, restoration and replacement of which shall be the sole obligation of, and be promptly performed by, Tenant).

28.04     In any of the foregoing cases, Landlord shall be entitled to all compensation and awards arising out of or in connection with such taking or disposition, including any portion thereof attributable to the value of the leasehold estate, except that nothing herein contained shall be deemed to prevent Tenant from recovering from the taking or acquiring authority compensation for the taking of any personal property or fixtures belonging to it or for interruption or damage to its business or for moving or other expenses, to the extent any of the same are compensable by law.

ARTICLE 29

Environmental Matters

29.01     As used in this Article, "Hazardous Substance" means any pollutant, contaminant, toxic or hazardous waste, dangerous substance, potentially dangerous substance, noxious substance, toxic substance, flammable, explosive, radioactive material, urea formaldehyde foam insulation, asbestos, PCBs, or any other substances the removal of which is required, or the manufacture, production, generation, use, maintenance, disposal, treatment, storage, transfer, handling or ownership of which is restricted, prohibited, regulated or penalized by any federal, state, county, or municipal statutes or laws now or at any time hereafter in effect, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§ 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §§ 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. §§ 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), as these laws have been amended or supplemented.

29.02     Landlord represents to Tenant that to its actual knowledge, the Building and the Land do not contain any Hazardous Substance in violation of any applicable federal, state or local environmental laws, ordinances and regulations.

29.03     Tenant shall not use, or knowingly permit others to use the Demised Premises or any other part of the Building or the Land for the production, generation, manufacture, treatment, transportation, storage or disposal of any Hazardous Substance, except with the prior written consent of Landlord and in compliance with any and all applicable federal, state and local environmental laws, ordinances and regulations. Provided however, Tenant, without Landlord's prior written consent shall be allowed, in strict compliance with all laws, to utilize ordinary quantities of Hazardous Substances customarily used in general office use and in conformity with the use of the Demised Premises allowed herein (e.g., cleaning supplies, copier toner and similar items). Tenant shall immediately notify Landlord in writing of (a) any release or discharge by Tenant or any other occupant of the Demised Premises of a Hazardous Substance, or (b) any notice of violation or alleged violation of any law regarding any Hazardous Substance at the Building or the Land received by Tenant or any other occupant of the Demised Premises.

29.04     Tenant shall indemnify, defend and hold harmless Landlord, its officers, agents and employees, from and against any and all claims, damages, expenses, penalties, liability and costs, resulting or arising from a breach of the covenant contained in Section 29.03 above.

29.05     The provisions of this Article shall survive the expiration or termination of this Lease Agreement.

ARTICLE 30

Surrender of Premises; Holding Over

30.01     Tenant waives notice to quit possession of the Demised Premises at the expiration or termination of the term hereof. Upon the expiration or termination of the term hereof, Tenant shall: (a) quit and surrender the Demised Premises to Landlord, broom clean, in good order and condition, ordinary wear and tear and damage by fire or other insured casualty excepted; (b) if and to the extent required by Landlord in accordance with Section 9.03 hereof, remove alterations and restore the Demised Premises; and (c) remove from the Demised Premises the personal property which it is required to remove pursuant to Section 9.04 hereof and repair any damage to the Building caused by such removal.

30.02     If Tenant, with Landlord's written consent, remains in possession of the Demised Premises after the expiration or termination of the term hereof, this Lease Agreement shall be deemed to have been renewed on a month to month basis, terminable on thirty (30) days' notice given at any time by either party, and Tenant shall continue to pay to Landlord for each month or portion (on a pro rata basis) of a month that Tenant holds over, the Monthly Base Rent in effect for the month immediately preceding the expiration or other termination of the term hereof, plus all additional Rent which Tenant is required to pay under this Lease Agreement, and shall comply with all of the terms, covenants and conditions of this Lease Agreement throughout such renewal period.

30.03     If Tenant, without Landlord's written consent, remains in possession of the Demised Premises after the expiration or termination of the term hereof, Tenant shall be deemed in default hereof and Tenant shall pay to Landlord, for each month or portion (on a pro rata basis) of a month that Tenant holds over, one hundred twenty five percent (125%) of the Monthly Base Rent in effect for the month immediately preceding the expiration or other termination of the term hereof, plus all additional Rent which Tenant is required to pay under this Lease Agreement, without regard to any caps or limits which may have been in place during the term hereof, and shall comply with all of the terms, covenants and conditions of this Lease Agreement throughout the time Tenant holds over. In addition, Tenant shall indemnify and hold harmless Landlord from and against all damages resulting from Tenant's failure to quit and surrender the Demised Premises at the expiration or termination of the term hereof, including, without limitation, claims made by a succeeding tenant. Any sufferance by Landlord of such a holding over by Tenant shall not constitute a renewal of this Lease Agreement, or the exercise of any option to extend or renew, and Landlord may cause Tenant to be evicted at any time after the expiration or termination of the term hereof. Payment by Tenant and acceptance by Landlord of the above monies shall not be considered liquidated damages and Landlord shall be entitled to all legal or equitable damages allowed by law.

ARTICLE 31

Notices

31.01     Any notice or communication which Landlord may desire or be required to give to Tenant shall be, sent by registered or certified mail, return receipt requested, or by Federal Express or any other nationally recognized overnight delivery service, addressed to Tenant at its address set forth in the introductory paragraph of this Lease Agreement, and with a copy to DETERMINE, INC, at 615 West Carmel Drive, Suite 100, Carmel, Indiana 46032, or at such other address as Tenant shall designate by written notice to Landlord. Any notice or communication which Tenant may desire or be required to give to Landlord shall be sent by registered or certified mail, return receipt requested, or by Federal Express or any other nationally recognized overnight delivery service, addressed to Landlord at its address set forth in the introductory paragraph of this Lease Agreement, with a copy to Landlord at its Management Office at ATAPCO CARMEL, INC. at 630 West Carmel Drive, Suite 135, Carmel, Indiana 46032, or at such other address or addresses as Landlord shall designate by written notice to Tenant. All notices sent by mail shall be deemed given on the date the return receipt is signed or delivery rejected by the addressee. Notice sent by Federal Express or any other nationally recognized overnight delivery service shall be deemed to have been duly given one (1) business day after delivery to the service prior to its deadline for overnight delivery.

ARTICLE 32

No Representations by Landlord

32.01     Tenant acknowledges that neither Landlord nor any of Landlord's agents, representatives, officers or employees has made any representations or promises with respect to the Building or the Demised Premises except as herein expressly set forth, and that it has not executed this Lease Agreement in reliance upon any representations or promises of Landlord or Landlord's agents, representatives, officers or employees with respect to the Building or the Demised Premises except as herein expressly set forth. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Demised Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any improvements to the Demised Premises except as expressly provided in this Lease Agreement.

ARTICLE 33

Recording

33.01     This Lease Agreement shall not be recorded.

ARTICLE 34

Real Estate Brokers

34.01     Landlord and Tenant acknowledge that John Vandenbark of CBRE, INC. and Brian Askins of Colliers International, Inc. (the "Broker(s)"), acting as a licensed real estate broker(s), was/were instrumental in the consummation of this Lease Agreement. Landlord agrees to pay any commission that may be due the Broker(s). Landlord and Tenant each represent and warrant to each other that it has not had any dealing with any other real estate broker or finder with respect to the subject matter of this Lease Agreement, and agree to hold each other harmless from and against any and all damages, costs and expenses resulting from any claim(s) for a brokerage commission or finder's fee that may be asserted against either of them by any other broker or finder with whom the other has dealt.

ARTICLE 35

Name of Building or Project

35.01     Landlord shall have the right at any time and from time to time during the term of the Lease Agreement, without liability to Tenant, to designate or change a name for the Building or the Project.

ARTICLE 36

Intentionally Deleted

ARTICLE 37

Security Deposit

37.01     Upon execution of this Lease Agreement, Tenant shall deposit with Landlord the sum of thirty-five thousand one hundred eighty and 00/100 Dollars ($35,180.00) of which eleven thousand seven hundred twenty-six and 67/100 Dollars ($11,726.67) shall be applied to the September 2017 base rent, which will reduce the security deposit sum to twenty-three thousand four hundred fifty-three and 33/100 Dollars ($23,453.33) for the remainder of the Lease term, as security for the full performance of every provision of this Lease Agreement to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease Agreement, including, but not limited to, the provisions relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss, cost or damage which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss, cost or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount, and Tenant's failure to do so shall be a breach of this Lease Agreement. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. Landlord's obligations with respect to the security deposit are those of a debtor and not a trustee. At the expiration or termination of this Lease Agreement, the security deposit or any balance thereof shall be returned to Tenant within thirty (30) days following Tenant's vacation and surrender of the Demised Premises and performance of all of the covenants to be performed by Tenant hereunder, including, without limitation, the payment of Taxes and Operating Costs escalation accruing through the expiration or termination date of this Lease Agreement, less any sums withheld by Landlord to cure any existing default by Tenant. In the event Landlord sells, assigns or otherwise transfers all or any portion of its interest under this Lease Agreement or in the Demised Premises or the Building, Landlord may transfer said security deposit to the person who is the purchaser, assignee or other transferee of Landlord, and upon such transfer Landlord shall be discharged from any further liability with respect to said security deposit.

ARTICLE 38

Miscellaneous

38.01     Words of any gender used herein shall include any other gender, and singular words include the plural, and vice versa, and "person" includes persons, firms and corporations and all other types of entities and organizations, unless in each case the sense otherwise requires. The term "Landlord" as used herein shall mean only the Owner of the Demised Premises at the relevant time.

38.02     Tenant, at any time and from time to time, at the written request of Landlord, shall promptly execute, acknowledge and deliver to Landlord a certificate certifying (a) that this Lease Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (b) that to the best of Tenant's knowledge there are not then existing any offsets or defenses against the enforcement of any provision of this Lease Agreement except as therein specified; (c) the amount of the Base Rent and the Monthly Base Rent; (d) the dates, if any, to which the Rent or other charges have been paid in advance; (e) the amount of any security deposit being held by Landlord; and (f) any other matters that Landlord or any Mortgagee may reasonably require to be confirmed. Any such certificate may be relied upon by a prospective purchaser, or Mortgagee of all or any portion of the Demised Premises, the Building or the Land.

38.03     Time is of the essence of the notice requirements and the obligations of the parties under this Lease Agreement.

38.04     If there are any covenants yet to be performed by Landlord or Tenant as of the date of expiration or termination of the term hereof, including, without limitation, the payment of Taxes and Operating Costs escalation and other Rent accruing under this Lease Agreement as of such date, such covenants shall survive the expiration or termination of the term hereof whether or not they are then known or determined.

38.05     This Lease Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and any purported agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such purported agreement is in writing and signed by the party against whom enforcement is sought.

38.06     If there is more than one Tenant, the obligations herein imposed on Tenant shall be joint and several.

38.07     This Lease Agreement shall be governed and interpreted in accordance with the laws of the state in which the Demised Premises are located.

38.08     The unenforceability, invalidity or illegality of any provision of this Lease Agreement shall not render the other provisions unenforceable, invalid or illegal.

38.09     If Tenant is a corporation, limited liability corporation, limited liability partnership or other similar form of entity (the "Entity"), the individual executing this Lease Agreement on behalf of said Entity represents and warrants to Landlord that he or she is duly authorized to execute and deliver this Lease Agreement on behalf of said Entity, that the Entity is qualified to do business in the state where the Building is located, and that this Lease Agreement, including but not limited to the indemnifications set forth herein from Tenant to Landlord, are binding upon said Entity. The individual executing this Lease Agreement on behalf of Landlord represents and warrants to Tenant that he or she is duly authorized to execute and deliver this Lease Agreement on behalf of Landlord, that Landlord is qualified to do business in the state where the Building is located, and that this Lease Agreement, including but not limited to the indemnifications set forth herein from Landlord to Tenant, are binding upon Landlord.

38.10     Tenant, at any time and from time to time, at the written request of Landlord, shall furnish Landlord with financial statements of Tenant in form and content reasonably satisfactory to Landlord.

38.11     The covenants, conditions and agreements contained in this Lease Agreement shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease Agreement, their respective successors and assigns.

38.12     The Article headings are inserted only as a matter of convenience and reference and in no way define, limit or describe the scope of any Article of this Lease Agreement nor the intent of any of its provisions.

38.13     Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord's counsel has prepared it.

38.14     This Agreement may be executed in multiple counterparts each of which said executed counterparts shall be deemed an original for all purposes.

ARTICLE 39

No Option to Lease

39.01     The submission of this Lease Agreement to Tenant for examination does not constitute a reservation of or option for the Demised Premises. This Lease Agreement shall be effective and binding as a lease only upon execution and delivery thereof by both Landlord and Tenant.

ARTICLE 40

Addendum

40.01     The Addendum, if any, attached hereto is hereby made an integral part of this Lease Agreement.

ARTICLE 41

Right of First Offer on Available Contiguous Space

41.01     There is three thousand four hundred twenty-eight (3,428) rentable square feet of space on the first (1st) floor of the Building (the "Available Contiguous Space"), the location of which is shown on the floor plan attached to this Lease Agreement as Exhibit "A," which is currently available for leasing. Throughout the initial Term of this Lease Agreement, provided Tenant is not in default of this Lease Agreement and except as otherwise provided herein, Landlord shall not commence substantive negotiations with any third party to enter into a lease for all or any portion of the Available Contiguous Space without first offering it to Tenant in accordance with this Article. The provisions of this Article shall be operative each time, in Landlord's reasonable judgement, a third party has expressed a bona fide interest in leasing all or any portion of the Available Contiguous Space.

41.02     Notwithstanding anything in this Article to the contrary, during the last six (6) months of the initial Term of this Lease Agreement, Landlord shall be free to lease all or any portion of the Available Contiguous Space to one or more third parties without having to first offer it to Tenant. In addition, notwithstanding anything in this Article to the contrary, Landlord may extend the term of its lease with any future tenant of all or any portion of the Available Contiguous Space without having to again offer such space to Tenant.

41.03     If at any time and each time during the initial Term of this Lease Agreement, a third party, in Landlord's reasonable judgment, has expressed a bona fide interest in leasing all or any portion of the Available Contiguous Space, and if Landlord desires to lease the same to such third party, prior to commencing substantive negotiations with such third party Landlord, if required herein, shall notify Tenant thereof in writing, identifying the space the third party has expressed an interest in leasing (the "Additional Space"). Tenant shall have five (5) business days after receipt of Landlord's notice within which to notify Landlord in writing whether or not it wants to lease the Additional Space. Time is agreed to be of the essence with respect to this response time. If Landlord does not receive an affirmative written response from Tenant within five (5) business days after Tenant receives the aforementioned written notice from Landlord, Landlord shall be free to lease the Additional Space to such third party.

41.04     (a) Not later than fifteen (15) days after it has notified Landlord in writing that it wants to lease the Available Contiguous Space, Tenant shall submit to Landlord a space plan for the Available Contiguous Space Premises that: (a) is in conformity with all applicable building codes and ordinances; (b) in Landlord's reasonable opinion, does not create any aesthetic or other conflict with the design and function of the Building; and (c) has been approved by Tenant (the "Space Plan").

(b)     In the event Landlord's architect prepares architectural, electrical and/or mechanical plans and specifications ("Plans and Specifications") based upon the Space Plan, Tenant must approve or object to same as follows:

(i)

No later than three (3) business days after Landlord has delivered the Plans and Specifications to Tenant, Tenant shall either approve the same in writing or, if Tenant has reasonable objections thereto, deliver to Landlord a detailed written description of Tenant's objections.

(ii)

Thereafter, until such Plans and Specifications are approved, Tenant shall work diligently and in a reasonable, cooperative and good faith manner with Landlord and its architect or other agent to arrive at acceptable Plans and Specifications.

(iii)	Tenant shall respond in writing to all revisions to the Plans and Specifications within three (3) business days after receiving them.

If Tenant fails to strictly abide by the time limits set forth herein or fails to act in a reasonable, cooperative and good faith manner as set forth above, it shall be deemed to be an act of Tenant Delay (as defined below).

(c)     Landlord shall prepare or renovate the Available Contiguous Space Premises for Tenant's occupancy (the "Additional Space Tenant Improvements") in accordance with the Space Plan and (if applicable) the Plans and Specifications. The cost of all such work up to a maximum of thirty-one and 00/100 Cents ($0.31) per rentable square foot of the Additional Space times the number of months remaining in the initial Term of this Lease Agreement after the Effective Date as of which the Available Contiguous Space is added to the Demised Premises (the "Additional Space Allowance") shall be borne by Landlord.

(d)     The Additional Space Allowance shall be applied by Landlord against the costs of designing, planning and constructing the Additional Space Tenant Improvements. In the event the costs incurred in connection with the design, planning and construction of the Available Contiguous Space Tenant Improvements exceed the Additional Space Allowance, Tenant shall be responsible for bearing and paying such excess costs (the "Additional Space Excess Costs"), as follows:

(i)

Tenant shall pay to Landlord, prior to the commencement of construction of the Additional Space Tenant Improvements, an amount equal to fifty percent (50%) of such Additional Space Excess Costs (as then estimated by Landlord).

(ii)

After substantial completion of the Additional Space Tenant Improvements but prior to occupancy of the Additional Space by Tenant, Tenant shall pay to Landlord an amount equal to ninety percent (90%) of the Additional Space Excess Costs (as then estimated by Landlord), less payments received by Landlord pursuant to (i) above.

(iii)

As soon as the final accounting is prepared and submitted by Landlord to Tenant, Tenant shall pay to Landlord the entire unpaid balance of the actual Additional Space Excess Costs based on the final costs to Landlord within thirty (30) days after receipt of Landlord's invoice therefor.

The Additional Space Excess Costs (if any) payable by Tenant under this Section shall constitute additional Rent due hereunder at the time specified herein. Landlord agrees to work diligently and in good faith to complete the Additional Space Tenant Improvements in an economical and cost-efficient manner and to use contractors who have either bid for such work or are known to provide bids at a competitive rate.

(e)     Except as otherwise provided above in this Section, all installations and improvements now or hereafter placed on or in the Additional Space shall be for Tenant's account and at Tenant's cost.

41.05     Landlord warrants to Tenant that the work performed by Landlord or Landlord's contractors pursuant to Section 41.04 hereof will be free from defects in materials and workmanship. Landlord's obligation under this warranty shall be limited to replacing or correcting any such defects which are discovered within one (1) year after the Effective Date (hereinafter defined), provided Tenant gives Landlord written notice of such defect within said one (1) year period. This limited warranty does not apply to damages and defects resulting from abuse, intentional acts or improper maintenance, operation or use of the Additional Space by Tenant, its officers, agents, contractors, employees or invitees. The foregoing warranty is in lieu of all other warranties, express, implied or statutory, including warranties of merchantability and fitness for purpose. In no case will Landlord be liable for special, indirect or consequential damages, including interruption of Tenant's business or use or occupancy of the Additional Space, and there shall be no abatement of Rent (hereinafter defined) on account of any such defects in material or workmanship.

41.06     In the event Landlord permits Tenant to enter upon the Additional Space prior to the Effective Date for the purpose of moving or installing any of Tenant's furniture, equipment, fixtures, business machines or other personal property into or upon the Additional Space, or for any other purposes, the provisions of Article 9 (Alterations), Article 10 (Loss of or Damage to Tenant's Property), Article 12 (Workers' Compensation and Property Insurance; Mutual Waiver of Subrogation), Article 14 (Hold Harmless) and Article 15 (Liability Insurance) of this Lease Agreement shall apply and become effective as of the date of the first such entry by Tenant.

41.07     The Additional Space shall be added to the Demised Premises under this Lease Agreement for the balance of the initial Term hereof, effective as of the earlier of: (a) the date when Tenant shall take possession of and occupy the Additional Space for purposes other than as set forth in Section 41.06 hereof; or (b) five (5) days after Landlord notifies Tenant in writing that the Additional Space Tenant Improvements have been substantially completed (the "Effective Date"). For purposes of this Section, Landlord shall be deemed to have substantially completed the Additional Space Tenant Improvements even though there may remain to be done punch list items which will not materially interfere with Tenant's use of the Additional Space. Notwithstanding the foregoing, the Effective Date shall not be deferred beyond the date on which Landlord would have been able to deliver possession of the Additional Space to Tenant but for any Tenant Delay (hereinafter defined). Immediately after the Effective Date has been determined, Landlord and Tenant shall execute an Effective Date Certificate to confirm the Effective Date.

41.08     As of the Effective Date, Exhibit "A" and the description and size of the Demised Premises set forth in Section 1.01 of this Lease Agreement shall be amended to reflect the addition of the Additional Space to the Demised Premises.

41.09     The annual base rent for the Additional Space over the balance of the initial Term of this Lease Agreement shall be the same annual rent per rentable square foot that is payable with respect to the original Demised Premises over such period. As of the Effective Date, Section 4.01 (Base Rent) of this Lease Agreement shall be amended to reflect the addition of the Additional Space to the Demised Premises.

41.10     As of the Effective Date, the percentage set forth in Sections 7.03 and 7.07 (Taxes and Operating Costs Escalation) of this Lease Agreement shall be increased to reflect the addition of the Additional Space to the Demised Premises.

41.11     If and each time all or any portion of the Available Contiguous Space is leased by Tenant, Landlord shall prepare and Landlord and Tenant shall execute an appropriate amendment to this Lease Agreement for the purpose of adding such space to the Demised Premises.

41.12     Landlord shall not be obligated to lease only a portion of the Available Space to Tenant unless the remaining portion will be in compliance with all applicable codes and will be of a size and configuration that will not, in Landlord's reasonable judgment, substantially impede its leaseability.

41.13     This Article shall be personal to the original Tenant under this Lease Agreement named Determine, Inc., or to entities under the control of, under common control with, or controlled by Determine, Inc., or the successor by sale or merger to Determine, Inc., and shall be immediately null and void and of no effect if such original Tenant assigns this Lease Agreement with or without Landlord's consent in accordance with Article 18 hereof.

ARTICLE 42

Building Sign

42.01     Subject to the requirements or restrictions of any applicable zoning codes and ordinances, the approval of the appropriate governmental authority, if required, and the approval of Landlord as to the size, location, appearance and method of attachment, which approval shall not be unreasonably withheld or delayed, for so long as Tenant shall lease                       the original Demised Premises, Tenant shall have the right to install and maintain, at its sole cost and expense, a sign identifying its company name and/or logo on an exterior wall of the Building. Tenant shall pay all fees and obtain all governmental waivers, variances, permits and approvals that may be required for the installation of such a sign. Tenant shall maintain the condition and appearance of such sign in compliance with all laws, ordinances and governmental orders, and to the complete satisfaction of Landlord. Any approved structural or electrical modifications or additions to the Building made necessary by the installation of such sign shall be paid for by Tenant. If such sign is illuminated, Tenant shall pay directly or reimburse Landlord for the cost of electricity to illuminate the sign. If at any time during the term of this Lease Agreement, including any extensions thereof, Tenant shall be leasing the original Demised Premises, Tenant shall, within thirty (30) days after receipt of a written request from Landlord to do so, remove any such sign and restore the affected portion of the Building to the same condition and appearance as existed prior to the installation of the sign. Otherwise, Tenant shall remove any such sign and restore the affected portion of the Building as aforesaid at the expiration or sooner termination of this Lease Agreement.

(INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, and intending to be legally bound hereby, Landlord has caused this Lease Agreement to be executed on its behalf by a duly authorized officer, and Tenant, if a corporation, has caused this Lease Agreement to be executed on its behalf by a duly authorized officer, or, if a limited liability corporation, has caused this Lease Agreement to be executed on its behalf by an authorized member or managing member, as applicable, or, if a partnership or limited liability partnership, has caused this Lease Agreement to be executed on its behalf by one or more of its duly authorized partners, or, if an individual, has hereunto set his hand, all as of the day and year first written above.

Landlord:

ATTEST:		ATAPCO CARMEL, INC.

By:	/s/	By:	/s/
	Jeffrey P. McCormack, Secretary		Kevin F. McAndrews, President

Tenant:

ATTEST/WITNESS:		DETERMINE, INC.

By:		By:

Name:

Title:

 EXHIBIT "A"

CARMEL
CORPORATE CENTER

DETERMINE, INC.

E /05 RS-

FEBRUARY 25, 2016
NO SCALE
EXHIBIT A
PAGE 1 OF 1

NORTH

EXHIBIT "A"

EXHIBIT "B"

TO ACCOMPANY LEASE AGREEMENT DATED _____________________, 2016, between ATAPCO CARMEL, INC. and DETERMINE, INC., a Delaware Corporation, having an office at 2121 South El Camino Real, 10th Floor, San Mateo, CA 94403.

1.     The parties acknowledge that the space plan attached hereto as Exhibit “B-1” is approved and included by reference in this Lease Agreement (the "Space Plan"). Landlord shall promptly prepare construction drawings based on the Space Plan (the "Drawings"), but in no event later than March 31, 2016, which shall be subject to Tenant's approval, not to be unreasonably withheld and to be provided within ten (10) days of Tenant's receipt of the Drawings. Landlord shall, within five (5) business days of receipt of Tenant's comments to the Drawings, revise the same to include Tenant's reasonable revisions. Tenant shall have three (3) business days to review the revised Drawings. The final Drawings and the Space Plan are collectively referred to as the "Plans." THE FINAL SPACE PLAN, DRAWINGS AND SCOPE OF WORK TO BE MUTUALLY APPROVED BY BOTH LANDLORD AND TENANT PER SUBMITTALS FROM BRIANA DUNKIN INTERIORS INC. dba PARALLEL DESIGN GROUP SHALL BE ATTACHED HERETO PRIOR TO START OF CONSTRUCTION OF TENANT IMPROVEMENTS. All of Landlord's Work shall be (i) performed in a good and workmanlike manner, (ii) in material compliance with all legal requirements and in substantial compliance with the Plans. If there are no specifications listed below for particular materials or equipment, Landlord shall use those types and quantities of materials and/or equipment that are typically utilized by Landlord for tenant space in the Building. Landlord shall promptly commence and diligently pursue the Landlord's Work to completion and shall keep Tenant apprised on the progress of construction.

2.     With the exception of the work described in Paragraph 1 above and the express terms of the Lease Agreement, Tenant accepts the Demised Premises in its "as-is" condition.

3.     Tenant shall be responsible for any additional architectural or construction costs that may be associated with changes requested by Tenant to the approved space plan submitted by BRIANA DUNKIN INTERIORS INC. dba PARALLEL DESIGN GROUP.

4.

Tenant is responsible for installation and maintenance of its telephone system, computer system, tele/data cabling, AV systems, security system (including security cameras), and generator serving the Demised Premises

5.	Tenant is responsible for scheduling the installation of its furniture, including systems furniture.

6.

The Space Plan is subject to change orders as are reasonably requested in writing, so long As any additional costs related to the change order shall be Tenant’s sole and exclusive obligation and any additional time needed to complete the Landlord’s work due to the change order shall defer the Commencement Date on a day for day basis, and shall defer and extend the date on which any liability for failure to complete the Landlord’s Work would otherwise commence on a day to day basis as well. All requested change orders must be specifically designated as a change order request and shall be subject to Landlord’s consent, not to be unreasonably withheld.

Exhibit “B”

EXHIBIT B-1

CARMEL CORPORATE CENTER, BUILDING 4

DETERMINE INC.

MARCH 21, 2016
CONSTRUCTION DOCUMENTS
615 W CARMEL DRIVE
CARMEL, INDIANA 46032

GENERAL NOTES

DRAWING INDEX

PROJECT TEAM

BUILDING INFORMATION

KEY PLAN

VICINITY MAP

APPROVAL FOR CONSTRUCTION

PARALLEL DESIGN GROUP

DESIGNPOINT

DETERMINE INC.

CARMEL CORPORATE CENTER, BUILDING 4
615 W CARMEL DRIVE
CARMEL, INDIANA 46032

2016.130

03/21/16

COVER SHEET

A000

Exhibit "B-1" Page 1 of 12

EXHIBIT B-1

GENERAL PROJECT NOTES

GNRL PROJECT NOTES (CONT.)

DEMOLITION NOTES

MECHANICAL AND ELECTRICAL NOTES

FIRE PROTECTION NOTES

FINISH NOTES

MILL/ CASEWORK NOTES

PARALLEL

DESIGNPOINT

PROJECT NUMBER	2016.120
DATE	03/07/16
DRAWN BY	BD
CHECKED BY	MR

DETERMINE INC.
CARMEL CORPORATE DRIVE, BUILDING 4
615 W CARMEL DRIVE
CARMEL, INDIANA 46032

GENERAL NOTES

A001

Exhibit "B-1" Page 2 of 12

EXHIBIT B-1

PARALLEL
DETERMINE INC.
CARMEL CORPORATE DRIVE, BUILDING 4
615 W CARMEL DRIVE
CARMEL, INDIANA 46032
2016.120
03/07/16
LIFE SAFETY
A002
LEGEND
CODE SUMMARY
GENERAL NOTES
EX
STORAGE

Exhibit "B-1" Page 3 of 12

EXHIBIT B-1

PARALLEL
DETERMINE INC.
CARMEL CORPORATE DRIVE, BUILDING 4
615 W CARMEL DRIVE
CARMEL, INDIANA 46032
ACCESSIBILITY
A003
TRANSFER ADA SHOWER
ACCESSIBILITY ROLL-UNDER CLEARANCES

Exhibit "B-1" Page 4 of 12

EXHIBIT B-1

PARALLEL
DETERMINE INC.
CARMEL CORPORATE DRIVE, BUILDING 4
615 W CARMEL DRIVE
CARMEL, INDIANA 46032
LEVEL 1 DEMO
D100
LEGEND
KEYED NOTES

Exhibit "B-1" Page 5 of 12

EXHIBIT B-1

PARALLEL
DETERMINE INC.
CARMEL CORPORATE DRIVE, BUILDING 4
615 W CARMEL DRIVE
CARMEL, INDIANA 46032
FLOOR PLAN
A100
ARCH GENERAL NOTES
KEYED NOTES
LEGEND
GENERAL WALL TYPE NOTES
INTERIOR WALL TYPES LEGEND
TYPICAL RISER DIAGRAMS

Exhibit "B-1" Page 6 of 12

EXHIBIT B-1

PARALLEL
DETERMINE INC.
CARMEL CORPORATE DRIVE, BUILDING 4
615 W CARMEL DRIVE
CARMEL INDIANA 46032
DIMENSION PLAN
A101
GENERAL DIMENSION NOTES

Exhibit "B-1" Page 7 of 12

EXHIBIT B-1

DOOR HARDWARE
DOOR FRAME
DOOR SCHEDULE
DOOR TYPES
A1.1
A1.2
A1.3
FRAME TYPES
F1
F2
F3
PARALLEL
DESIGN POINT
2016.120
03/07/16
DETERMINE INC.
CARMEL CORPORATE DRIVE, BUILDING 4
615 W CARMEL DRIVE
CARMEL, INDIANA 46032
DOOR SCHEDULE
A102

Exhibit "B-1" Page 8 of 12

EXHIBIT B-1

PARALLEL
DESIGN GROUP
DESIGNPOINT
DETERMINE INC.
CARMEL CORPORATE DRIVE, BUILDING 4
615 W CARMEL DRIVE
CARMEL, INDIANA 46032
2016.120
02.02.16
REFLECTED CEILING PLAN
A200
GENERAL NOTES
LEGEND
KEYED NOTES
LEVEL 1 REFLECTED CEILING PLAN

Exhibit "B-1" Page 9 of 12

EXHIBIT B-1

Updated Electerical Plan received from Parallel Design on Tuesday 3/22/2016 at 10:41 PM and on Wednesday 3/23/2016 at 7:42 PM

PARALLEL
DETERMINE INC.
CARMEL CORPORATE DRIVE, BUILDING 4
615 W CARMEL DRIVE
CARMEL, INDIANA 46032
2016.130
03/07/16
POWER AND DATA
A300
LEGEND
GENERAL NOTES
KEY NOTES

Exhibit "B-1" Page 10 of 12

EXHIBIT B-1

PARALLEL
DETERMINE INC.
CARMEL CORPORATE DRIVE, BUILDING 4
615 W CARMEL DRIVE
CARMEL, INDIANA 46032
FINISH SPECIFICATIONS
A400
GENERAL NOTES
ROOM FINISH SCHEDULE

Exhibit "B-1" Page 11 of 12

EXHIBIT B-1

DETERMINE INC.
CARMEL CORPORATE DRIVE, BUILDING 4
615 W CARMEL DRIVE
CARMEL, INDIANA 46032
INTERIOR ELEVATIONS
A500
PARALLEL

Exhibit "B-1" Page 12 of 12

Exhibit "C"

CLEANING SPECIFICATIONS

Landlord shall provide janitorial services in the common areas of the Building and in the Demised Premises of a standard typical for a Class A office building. These services shall include the following:

Nightly - Monday through Friday (or Sunday through Thursday)

1.     Empty and clean all waste receptacles, and remove all normal waste paper and waste materials.

2.     Wash clean all water fountains and coolers.

3.     Spot vacuum all carpeted areas.

4.     Spot sweep all hard flooring surfaces.

5.     Wash and disinfect all lavatory floors.

6.     Wash and disinfect all counters, faucets, basins, bowls and urinals in lavatories.

7.     Clean mirrors in lavatories.

8.     Wash both sides of all toilet seats.

9.     Fill all toilet tissue, paper towel, sanitary napkin and soap dispensers in lavatories.

Weekly

1.     Dust all telephones, copiers, computers and other office equipment.

2.     Dust and wipe clean clear surfaces of all furniture.

3.     Clean all lavatory partitions, tile walls, dispensers and receptacles.

4.     Dust and spot clean all glass entry doors.

Periodic - As Needed

1.     Wipe and clean all walls, doors, door frames, polished metal surfaces, light switches and receptacle covers to remove dust, dirt, smudges, stains and fingerprints.

2.     Wash all exterior Building windows.

Excluded Areas

Notwithstanding the foregoing, Landlord shall not be obligated to provide cleaning services in areas of the Demised Premises that are not used as office areas, such as closets, storage rooms, mailrooms, computer rooms, laboratories and areas used primarily for the storage, preparation, service or consumption of food or beverages (the "Excluded Areas"). Tenant, at its sole cost and expense, shall cause all Excluded Areas to be cleaned on a regular basis in a manner satisfactory to Landlord. If Tenant does not perform such cleaning services itself, it shall contract directly with Landlord's cleaning contractor to provide such services.

Exhibit “C”

Exhibit "D"

RULES AND REGULATIONS

1.     Tenant and its agents, employees and invitees shall not loiter in or upon or in any way obstruct the grounds, sidewalks, driveways or parking areas, or the common halls, passages, exits, entrances, corridors, stairways or elevators, in or about the Building, or use such areas for any purpose other than for ingress to and egress from the Demised Premises. These areas are not for the use of the general public, and Landlord reserves the right to control and prevent access to them by all persons whose presence in the reasonable judgment of Landlord will be prejudicial to the safety, character, reputation and interests of the Building and its tenants. However, nothing in these Rules and Regulations shall be construed to prevent access by Tenant's employees, agents, contractors, invitees or those persons with whom Tenant usually deals in the ordinary course of its business, unless those persons violate these Rules and Regulations or are engaged in illegal activities.

2.     Tenant shall have access to the Demised Premises 24 hours per day, every day. However, Landlord reserves the right to control ingress and egress to and from the Building and/or to close and keep locked all entrance and exit doors of the Building on Saturdays, Sundays and legal holidays, on other days between the hours of 6:00 P.M. and 6:00 A.M., and during such other times as Landlord deems advisable for the adequate protection of the Building. Access to the Building at such times shall be subject to such reasonable rules and regulations as Landlord may from time to time prescribe. Tenant and its agents, employees and invitees, and any other persons entering or leaving the Building at such times, may be required to sign a Building register, and any lobby attendant or agent of Landlord in charge shall have the right to refuse admittance to any person not possessing satisfactory identification and authorization. Landlord assumes no responsibility with respect to and shall not be liable for any damages resulting from the admission or denial of admission of any person, authorized or unauthorized, into the Building.

3.     Office moves and the movement of furniture, equipment, safes, freight and bulky items into and out of the Building shall be done only at such times and in such manner as Landlord shall reasonably designate.

4.     Articles of unusual size and weight will not be permitted in the Building. Landlord shall have the right to limit or prescribe the weight, size and position of all safes and other heavy equipment to be brought into the Building if reasonable and done in good faith. All damage to the Building caused by moving, installing or removing any furniture, equipment, safes, freight or other items or property of or for Tenant shall be repaired at Tenant's expense.

5.     Smoking inside the Building is not allowed in lavatories, lobbies, corridors, stairwells or other common areas. Smoking outside the Building is allowed only in common areas specifically designated by Landlord for smoking. Tenant and its agents, employees and invitees shall not throw cigar or cigarette butts or other substances or litter of any kind in or about the Building except in receptacles placed there for that purpose.

6.     Tenant and its agents, employees and invitees shall not make, or permit to be made, any noise that is disruptive to the other tenants or is inconsistent with the use of a first class office building, whether by the use of any musical instrument, radio, television set, other audio device or otherwise, or cause or permit any unusual or objectionable odors to be produced upon or emanate from the Demised Premises, or to materially disturb or interfere with other tenants or their agents, employees or invitees.

7.     No animals (except those trained to assist the disabled), birds, bicycles or other vehicles shall be brought into or kept within the Demised Premises or any other part of the Building.

8.     Except as may be expressly allowed by Article 29 of the Lease Agreement, no flammable, combustible or explosive fluid, chemical or substance shall be brought into or kept within the Demised Premises or any other part of the Building, and Tenant and its agents, employees and invitees shall obey and comply with all fire regulations and procedures applicable to the Demised Premises and the Building.

9.     Except for microwave cooking, Tenant and its agents, employees and invitees shall not do or permit to be done any cooking upon the Demised Premises, or any other part of the Building, without the prior written consent of the Landlord.

Exhibit “D”

               10.     Tenant shall not use the Demised Premises for manufacturing; or store goods, wares or merchandise within the Demised Premises except in the ordinary course of Tenant's business; or permit any auction to be conducted within or upon the Demised Premises, the Building, or the common areas adjacent to the Building.

11.     Tenant shall not install or use any machinery or equipment in the Demised Premises which causes disturbing noise or jar or tremor to any of the floors or walls of the Building, or which by its weight might damage the floor of the Building upon which it is placed.

12.     The directory board is provided exclusively for the display of the name and location in the Building of each tenant and Landlord reserves the right to exclude any other name therefrom and to make a charge for each and every name in addition to the name of Tenant placed on the directory board with the consent of Landlord.

13.     The lavatories, toilets, urinals, washbowls and other plumbing fixtures available to Tenant and its agents, employees and invitees shall not be used for any purpose other than that for which they were designed, and no rubbish, rags, newspapers or other foreign substances shall be deposited therein. Any expense resulting from any misuse of the plumbing fixtures shall be borne by the tenant who, or whose agents, employees or invitees, shall have caused the same.

14.     Tenant shall not change the locks, or install new or additional locks, on the doors of the Demised Premises without the prior written consent of Landlord. At the termination of its tenancy, Tenant shall deliver to Landlord all keys to the Demised Premises, lavatories and other areas within the Building that were furnished to Tenant or that Tenant has had made. If any keys furnished to Tenant are lost, Tenant shall reimburse Landlord for the cost of replacing them.

15.     Tenant shall not mark, drive nails, screw or drill into, or in any way deface, the walls, floors, ceilings, doors, frames, partitions or any other part of the Demised Premises or the Building, other than to hang pictures or other objects commonly used for office decorations, without the prior written consent of Landlord, not to be unreasonably withheld.

16.     Except as is provided in the Lease, no signs, advertisements, antennae, objects, notices or lettering shall be exhibited, inscribed, painted or affixed on any part of the exterior, roof or common areas of the Building, or on any of the sidewalks, driveways, parking areas, grounds or other common areas adjacent to the Building, or on any part of the Demised Premises that is visible from outside the Demised Premises, without the prior written consent of Landlord. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion reasonably exercised, tends to impair the reputation of the Building or its desirability as an office building, and, upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

17.     All data, electric and telephone cabling and wiring shall be installed as reasonably directed by Landlord, and the boring or cutting of floors and partitions for cables, wires or other purposes is not to be permitted except with the prior written consent of Landlord, not to be unreasonably withheld; the foregoing does not apply to Landlord's Work which is done by Landlord.

18.     Tenant shall not install any curtains, blinds, shades, screens, awnings or other form of inside or outside window covering, or window ventilators or similar devices, without the prior written consent of Landlord, not to be unreasonably withheld.

19.     Parking of vehicles on the Landlord's property is permitted only in areas designated by Landlord for that purpose. No trucks (other than vans and pickup trucks), motor homes, boats or trailers of any kind may be parked on Landlord's property at any time, and no vehicles of any kind may be kept on Landlord's property overnight. The washing, maintenance or repair of vehicles is not permitted on Landlord's property except as may be specifically permitted by Landlord.

20.     Tenant will not, without the consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Demised Premises, nor will Tenant do or permit the doing of anything in connection with Tenant's business or advertising that in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any relationship between Landlord and Tenant.

21.     If Tenant desires janitorial services in addition to those furnished by Landlord, or required to be furnished, under the Lease Agreement, Tenant shall not engage anyone other than Landlord's cleaning contractor to provide such additional services without the prior written consent of Landlord.

Exhibit “D”